UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

United Community Banks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 HIGHWAY 515 EAST BLAIRSVILLE, GEORGIA 30514-0398

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 23, 2012

The Annual Meeting of Shareholders of United Community Banks, Inc. will be held on May 23, 2012 at 2:00 p.m. at The Ridges Resort, 3499 Highway 76 West, Young Harris, Georgia:

1.	To elect ten directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified.
2.
To approve amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under the plan and make directors of United eligible to participate in the plan.

3.	To approve an advisory “say on pay” resolution supporting the compensation plan for executive officers.
4.	To ratify the appointment of Porter Keadle Moore, LLC as independent registered public accountant for 2012.
5.	To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 30, 2012 will be entitled to notice of, and to vote at, the meeting.  A proxy statement and a proxy solicited by the Board of Directors are enclosed.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rule to help conserve resources and reduce printing and distribution costs.  We will be mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders, instead of a paper copy of our proxy materials, which include this proxy statement, our 2011 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2011, with instructions on how to access such proxy materials over the Internet.

To ensure that your vote is recorded promptly, please vote as soon as possible. Many shareholders of record have multiple options for submitting their vote before the meeting.  You may vote via the Internet (see the instructions on the Notice).  Or, if you are a registered shareholder and have not voted on-line by April 23, 2012, you will receive a second mailing with the proxy statement, proxy card, and instructions on how to vote (1) by telephone if you reside in the United States, Canada or the U.S. territories, or (2) by completing, signing and mailing the accompanying proxy card in the postage-paid envelope to be provided.  If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and it saves significant postage and processing costs. If you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Jimmy C. Tallent
Jimmy C. Tallent,
President and Chief Executive Officer
April 3, 2012

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE BY TELEPHONE, INTERNET, OR COMPLETE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED.

April 3, 2012

125 HIGHWAY 515 EAST BLAIRSVILLE, GEORGIA 30514-0398

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of United Community Banks, Inc. for use at the 2012 Annual Meeting of Shareholders to be held on Wednesday, May 23, 2012 at 2:00 p.m. at The Ridges Resort, 3499 Highway 76 West, Young Harris, Georgia, and at any adjournments or postponements of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters set forth in the accompanying notice of meeting, including the:

1.	Election of ten directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified;

2.
To approve amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under the plan and make directors of United eligible to participate in the plan;

3.	Approval of an advisory “say on pay” resolution supporting the compensation plan for executive officers; and

4.	Ratification of appointment of Porter Keadle Moore, LLC as independent registered public accountant for 2012.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we may furnish our proxy materials, which include this proxy statement, our 2011 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2011, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies.

All shareholders will have the ability to access the proxy materials via the Internet by going to www.ucbi.com/2012proxy or request to receive a printed set of such proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

If you have not voted your proxy on-line by April 23, 2012, you may automatically receive a paper copy of this proxy statement and a proxy voting card by mail.  At that time, you may also vote by telephone or mail by following the instructions provided in this proxy statement.

Who is entitled to vote?

All shareholders of record of United’s Common Stock at the close of business on March 30, 2012, which is referred to as the record date, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock held by them on the record date. Each outstanding share of Common Stock entitles its holder to cast one vote for each matter to be voted upon.

How do I cast my vote?

If you hold your shares of Common Stock in your own name as a holder of record and you have Internet access, United prefers that you vote your shares via the Internet by going to www.proxy.ilstk.com and selecting “Shareholder Services” and then “Internet Voting”. Alternatively, you may vote your shares by telephone if you reside in the United States, Canada or the U.S. territories, or by marking, signing, dating and returning the proxy card in the postage-paid envelope provided to you, or you may vote in person at the Annual Meeting. If your shares of Common Stock are held in “street name”, that is held for your account by a broker, bank or other nominee, you will receive instructions from your nominee which you must follow in order to have your shares voted.

Proxies that are executed and returned or submitted through the Internet, but do not contain any specific instructions on any proposal, will be voted “FOR” the proposals specified herein.

What are the quorum and voting requirements?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 41,688,647 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

The required vote for each item of business at the Annual Meeting is as follows:

1.
For the election of directors, those nominees receiving the greatest number of votes at the Annual Meeting shall be deemed elected, even though the nominees may not receive a majority of the votes cast. However, as described in “Corporate Governance – Majority Vote Requirement”, under certain circumstances, nominees who are elected receiving less than a majority vote may be asked to resign;

2.
For the approval of amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under the plan and make directors of United eligible to participate in the plan, the vote of a majority of all shares of Common Stock outstanding;

3.	For the approval of the advisory “say on pay” resolution supporting the compensation plan for the executive officers, the vote of a majority of the shares voted on the matter;

4.	For the ratification of the appointment of Porter Keadle Moore, LLC as independent registered public accountant for 2012, the vote of a majority of the shares voted on the matter; and

5.
For any other business at the Annual Meeting, the vote of a majority of the shares voted on the matter, assuming a quorum is present, shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law.

How are votes counted?

Abstentions and “broker non-votes” will be counted only for purposes of establishing a quorum, but will not otherwise affect the vote. “Broker non-votes” are proxies received from brokers or other nominees holding shares on behalf of their clients (in “street name”) who have not been given specific voting instructions from their clients with respect to non-routine matters. Typically, the ratification of independent auditors is considered a routine matter by brokers and other nominees allowing them to have discretionary voting power to vote shares they hold on behalf of their clients for the ratification of an independent auditor.

Proposal 1 is the election of directors. Because directors are elected by a plurality of the votes cast, except as described in “Corporate Governance – Majority Vote Requirement”, the director nominees who get the most votes will be elected even if such votes do not constitute a majority. Directors cannot be voted “against” and votes to “withhold authority” to vote for a certain nominee will have no effect if the nominee receives a plurality of the votes cast. For the approval of all other proposals, you may vote “for” or “against” the proposal.

If you hold your shares of Common Stock in your own name as a holder of record, and you fail to vote your shares, either in person or by proxy, the votes represented by your shares will be excluded entirely from the vote.

Will other matters be voted on at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

If you are a record holder, you may revoke your proxy by:

●	filing a written revocation with the Secretary of United at the following address:
P.O. Box 398, Blairsville, Georgia 30514-0398;

●	filing a duly executed proxy bearing a later date; or

●	appearing in person and electing to vote by ballot at the Annual Meeting.

Any shareholder of record as of the record date attending the Annual Meeting may vote in person by ballot whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

Any shareholder holding shares in “street name” by a broker or other nominee must contact the broker or nominee to obtain instructions for revoking the proxy instructions.

What other information should I review before voting?

United’s 2011 Annual Report to Shareholders and its Annual Report on Form 10-K filed with the SEC, including financial statements for the year ended December 31, 2011, are enclosed with this Proxy Statement. The 2011 Annual Report to Shareholders is not part of the proxy solicitation material. An additional copy of United’s Annual Report on Form 10-K may be obtained without charge by:

●	accessing United’s website at www.ucbi.com;

●	writing to the Secretary of United at the following address:
P.O. Box 398, Blairsville, Georgia 30514-0398; or

●	accessing the EDGAR database at the SEC’s website at www.sec.gov.

You may also obtain copies of United’s Annual Report on Form 10-K from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, Room 1580, F. Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about obtaining information from the SEC.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

We have posted materials related to the 2012 Annual Meeting on the Internet. The following materials are available on the Internet at www.ucbi.com/2012proxy:

●	this Proxy Statement for the 2012 Annual Meeting;

●	United’s 2011 Annual Report to Shareholders; and

●	United’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

You are also invited to attend the 2012 Annual Meeting in person. To pre-register to attend the Annual Meeting you may:

●	follow the instructions at www.ucbi.com/2012proxy;

●	email Investor_Relations@ucbi.com and indicate the name of the person(s) attending; or

●	call (866) 270-5900 and speak with an Investor Relations professional.

For directions to the Annual Meeting, visit www.theridgesresort.com, or call (866) 270-5900 and an Investor Relations professional can assist you.

PROPOSAL 1 – ELECTION OF DIRECTORS

Introduction

The Bylaws of United provide that the number of directors on United’s Board of Directors may range from eight to fourteen. The Board of Directors of United has set the number of directors at ten. The number of directors may be increased or decreased from time to time by the Board of Directors by resolution, but no decrease shall have the effect of shortening the term of an incumbent director. The terms of office for directors continue until the next annual meeting and until their successors are elected and qualified.

Information Regarding Nominees for Director

Set forth below is information on each director and nominee, along with a summary of their experience, qualifications, attributes, and skills that qualify them for service on the Board.  The following information has been furnished by the respective nominees for director as of March 23, 2012. All of the nominees for director other than Mr. Brokaw are existing directors that have been nominated by the Board of Directors for reelection.

Jimmy C. Tallent Age 59	Director since 1988 President and Chief Executive Officer

Mr. Tallent has served as President and Chief Executive Officer of United from the time it was formed in 1988. He served as United Community Bank’s President and Chief Executive Officer since 1984 and currently serves as its Chairman. Under Mr. Tallent’s leadership, United has grown from a small, one-branch banking operation in the rural community of Blairsville, Georgia to the third largest bank holding company headquartered in Georgia, with $7.4 billion in assets and 106 banking offices covering three states in the Southeast. Mr. Tallent is a member of the Georgia Power board of directors and serves as a Trustee of Young Harris College in Young Harris, Georgia. He is a former member of the State Board for the Georgia Department of Technical and Adult Education, the Global Health Action board of directors and the Georgia Chamber of Commerce board of directors. Mr. Tallent has also served as the Georgia State YMCA Finance Chairman.

Mr. Tallent’s many professional accomplishments include being honored with the Georgia Economic Developers Association’s Spirit of Georgia Award, which was presented to Mr. Tallent in 1999. This award is presented annually to a Georgia business executive who has demonstrated superior ability, originality, potential impact, and courage in business development. For six consecutive years, Georgia Trend magazine has recognized Mr. Tallent as one of the “100 Most Influential Georgians”. In 2007, Mr. Tallent was honored with the Ernst & Young Entrepreneur of the Year Award for Financial Services in the Alabama / Georgia / Tennessee region. Mr. Tallent attended Young Harris College and Piedmont College and is a graduate of the Georgia Banking School in Athens, Georgia.

For the following reasons, the Board of Directors of United has concluded that Mr. Tallent should serve as a director of the company.  As President and Chief Executive Officer, Mr. Tallent is the only officer to serve on our Board. With more than 27 years of experience, Mr. Tallent has a deep knowledge and understanding of United, its “community banks” and its lines of business. Mr. Tallent has demonstrated leadership abilities and has the integrity, values and good judgment that make him well suited to serve on the Board of Directors.

Robert L. Head, Jr.	Director since 1988
Age 72	Chairman of the Board Nominating/Corporate Governance Committee
Compensation Committee

Mr. Head has served on the Board of Directors of United since its establishment in 1988, and was elected Chairman in 1989. Mr. Head has served on the board of United Community Bank since 1973. In addition to his service with United, Mr. Head serves on the Board of Trustees and Executive Committee of Young Harris College. He also served on the Georgia State Board of Industry, Trade and Tourism from 1994 to 2000.

Mr. Head has been president of Head-Westgate Corporation, a commercial construction and retail center management company, since 1987. Previously, he was president of Robert L. Head Building Supply from 1970 to 1986. Mr. Head began his professional career in 1961 as a production accountant for the Coca-Cola Company, followed by military service in the U.S. Army Reserves and Georgia Air National Guard.  He holds an associate’s degree from Young Harris College, as well as a graduate degree from Georgia State University.

United values business leadership and the experience our directors gain through such leadership. Mr. Head is recognized both locally and statewide for his knowledge of management, industry and construction – all valuable assets to the Board of Directors because a significant portion of United’s business is in the areas of construction and small business banking. Mr. Head’s extensive experience and leadership in these areas provide a unique perspective to the Board. The Board also believes that Mr. Head’s values and commitment to excellence make him well suited to serve as Chairman of the Board of Directors.

Robert H. Blalock	Director since 2000
Age 64	Audit Committee
Nominating/Corporate Governance Committee
Compensation Committee

Mr. Blalock has been Chief Executive Officer of Blalock Insurance Agency, Inc. in Clayton, Georgia, since 1974. He served as an organizing director of First Clayton Bank and Trust when the bank was formed in 1988. He was a director and served on the compensation and audit committees for First Clayton Bank and Trust, which was acquired by United in 1997, and was past chairman of the board. Mr. Blalock remains on the community bank board of United Community Bank – Clayton (the former First Clayton Bank and Trust), and joined United’s Board in 2000. Mr. Blalock is a graduate of University of Georgia and served as an Infantry Officer in the U.S. Army. He served a tour of duty in Vietnam with the 101 Airborne Division. He was a member of the Rotary Club of Clayton Board of Directors from 1974 to 1991 and served as the club’s vice president.

Extensive knowledge and business experience, as well as involvement in our banking communities, provide critical insight to our Board of Directors. Mr. Blalock’s experience and leadership of a small business in the Clayton community provides a much-needed perspective into a business community that is representative of several others in United’s service area. As a past director of First Clayton Bank and Trust – which has been part of United since 1997 – Mr. Blalock brings not only a rich history of banking leadership, but a perspective of the bank acquisition process. The Board believes that Mr. Blalock’s 37 years of business experience and 21 years of bank board experience make him well suited to serve on the Board of Directors.

Clifford V. Brokaw
Age 44

Mr. Brokaw joined Corsair Capital, LLC as Managing Director in 2007.  Corsair Capital is a private equity firm focused exclusively on investing in the financial services industry.  Mr. Brokaw also services as a member of the Investment Committee and leads the quarterly valuation process.  Mr. Brokaw was Managing Director in the Financial Institutions group at Goldman Sachs & Co. from 1999 to 2007 and worked in the Mergers and Acquisition group of J.P. Morgan from 1996 to 1999.  He has had extensive financial experience with banks and insurance companies involving demutulization, initial public offerings, mergers, acquisitions, and capital offerings.  Mr. Brokaw serves as a director of Torus Insurance Holdings.  He received his bachelor’s and J.D. degrees from the University of Virginia.

Mr. Brokaw has a breadth of experience in the financial services industries, having served in senior executive and director positions.  Mr. Brokaw’s extensive banking and related financial experience over his tenure at a private equity firm and two of the largest financial institutions in the country, provide a valuable perspective to United’s Board of Directors making him well suited for the board.

L. Cathy Cox	Director since 2008
Age 53	Audit Committee
Nominating/Corporate Governance Committee Chairman
Compensation Committee Chairman

Ms. Cox has served on the Board of Directors of United and the board of United Community Bank since 2008. Ms. Cox has been President of Young Harris College, a private, liberal arts college in North Georgia, since 2007. In her short time at the college, she has moved the college from two-year to four-year status, increased enrollment of the institution by 50 percent, doubled the size of the faculty, and added nearly $50 million in new facilities to the campus. Prior to joining the college, Ms. Cox served as the Georgia Secretary of State. Twice elected, in this role she served as the Commissioner of Securities, overseeing the regulation of the securities industry within the state. She also participated in one of the largest ever national settlements against national investment banks for state and federal law violations.

Ms. Cox was twice elected to the Georgia House of Representatives where she served on the House Judiciary Committee; Game, Fish and Parks Committee; State Institutions and Properties Committee; Georgia Code Revision Commission; and various House study committees. Prior to her public service, Ms. Cox worked as an attorney, first as an associate with Hansell & Post in Atlanta, Georgia, and then as a partner with Lambert, Floyd & Conger in Bainbridge, Georgia. She started her professional career as a newspaper reporter. Ms. Cox holds an A.S. degree from Abraham Baldwin Agricultural College, an A.B.J. degree from University of Georgia, and a J.D. from Mercer University School of Law. She was Editor-in-Chief of the Mercer Law Review.

Ms. Cox provides a very unique combination of legal, governmental and educational experience to the Board of Directors. In her legal career, Ms. Cox served as legal counsel for community banks in Georgia. This, combined with her extensive government service, brings a depth of legal and governmental expertise to the Board. Her leadership of a college undergoing tremendous growth demonstrates Ms. Cox’s vision and strong management skills, and offers the perspective of a key educational institution to the Board. For these reasons, the Board believes Ms. Cox is well suited to serve on the Board of Directors.

Steven J. Goldstein	Director Since 2012
Age 60	Audit Committee Nominating/Corporate Governance Committee Compensation Committee

Mr. Goldstein was executive vice president and chief financial officer of The Federal Home Bank of Atlanta from 2007 to 2011.  His responsibilities included financial and regulatory reporting, Sarbanes-Oxley compliance, accounting operations, oversight of financial modeling, and enterprise risk management.  Mr. Goldstein was senior vice president and chief financial officer of Royal Bank of Canada’s (“RBC”) U.S. and International division from 2001 to 2006 following its acquisition of Centura Banks, Inc. where Mr. Goldstein had been chief financial officer from 1997 to 2001.  For the previous 15 years, Mr. Goldstein held several senior management roles with financial services consulting firms, and served as an analyst, and was a deputy director of the Office of Public and Economic Research at the Federal Home Loan Bank Board in Washington, D.C.  He began his career as Assistant Professor of Finance at the University of South Carolina. Mr. Goldstein received his bachelor’s, master’s and doctorate degrees from the University of Georgia.

Mr. Goldstein has a breadth of experience in the financial services industry having served in senior executive positions in finance and risk management at major banking and regulatory organizations.  Mr. Goldstein’s extensive banking and financial experience, including enterprise risk management, provide a valuable perspective to United’s Board of Directors making him well suited for the board.

W. C. Nelson, Jr.	Director since 1988
Age 68	Audit Committee Chairman
Nominating/Corporate Governance Committee
Compensation Committee

Mr. Nelson has served on the Board of Directors of United since its formation in 1988, and has served as Vice Chairman from 1992 through March 2012. He has served on the board of United Community Bank since 1974. Mr. Nelson is the co-owner and operator of Nelson Tractor Co. in Blairsville, Georgia, a dealer of farm and light industrial equipment established by the Nelson family in 1949. In this capacity, he has served on the Ford Tractor National Dealer Council, as well as the Kubota National Dealer Advisory Board representing southeast U.S. dealers. Mr. Nelson attended Young Harris College and The Georgia Institute of Technology. He has been a member of the Union County (Georgia) Development Board for more than 30 years and has served as chairman for 15 years. Mr. Nelson is a current member of the Tennessee Valley Authority (TVA) Regional Resource Stewardship Council representing the state of Georgia, and is currently on the Young Harris Board of Associates and the Blairsville Downtown Development Authority.

In addition to owning and operating a thriving local business, Mr. Nelson’s managerial and leadership expertise is recognized by professional and governmental entities nationwide. In addition to his keen leadership, Mr. Nelson brings to the Board of Directors a broad community perspective due to his lengthy involvement in, and leadership of, varied local and regional municipal organizations – a valued perspective because of United’s strong commitment to the communities it serves. The Board believes that Mr. Nelson’s dedication to community development, as well as his decades of business leadership and board experience makes him well suited for the Board of Directors.

Thomas A. Richlovsky Age 60	Director since 2012 Audit Committee Nominating/Corporate Governance Committee Compensation Committee

Mr. Richlovsky was executive vice president at PNC Financial Services Group Inc. from 2009 to 2011, following PNC’s acquisition of National City Corporation in December 2008.  While at PNC, he assisted with the integration of National City’s financial functions as well as managed or co-managed several areas within the PNC finance group.  Mr. Richlovsky was chief financial officer, treasurer and principal accounting officer of National City at the time of its acquisition by PNC.  During his 30-year tenure with National City (1978-2008), he assumed progressively greater responsibilities and gained extensive financial, accounting, and treasury expertise. At the time of the sale of National City and subsequent integration into PNC, he was a key executive and assisted in the transition with regulators, investors, and other external constituents.  Mr. Richlovsky began his career as an auditor in 1973 with Ernst & Ernst, a predecessor firm of Ernst & Young LLP, in Cleveland, Ohio.  Mr. Richlovsky received his bachelor’s degree from Cleveland State University and is a CPA.

Mr. Richlovsky has extensive experience in the financial services industry, having served in senior executive positions in finance, accounting and treasury at major banking organizations.  Mr. Richlovsky’s expertise and experience in these finance related areas of banking will provide a valuable perspective to United’s Board of Directors, making him well suited for the Board.

John D. Stephens	Director since 2007
Age 71	Nominating/Corporate Governance Committee
Compensation Committee

Mr. Stephens is owner, general and managing partner of Stephens MDS, LP, in College Park, Georgia, which oversees the operation of a construction and demolition landfill. He also is owner and president of Stephens Rock and Dirt, Inc., which oversees all aspects of the operation of a facility for the recycling and processing of soil, rock, concrete, concrete blocks and cured asphalt pavement. He is general and managing partner of three real estate, development and property management companies. From 1966 to 2005, Mr. Stephens was president of John D. Stephens, Inc., an underground utility, heavy construction and pipeline construction company. Mr. Stephens also serves on the Executive Committee of the Gwinnett Chamber of Commerce and Board of Trustees of Georgia Gwinnett College. He is past president of the Georgia Utility Contractors Association and has served on the Georgia Board of Industry and Trade Commission. Mr. Stephens holds an associate’s degree and Bachelor of Science degree in Mechanical Technology from Southern Polytechnic State University.

Mr. Stephens has extensive experience in bank board participation and bank leadership roles, beginning in the 1970s as a board member of Gwinnett County Bank. Through various mergers and acquisitions of Gwinnett County Bank between that time and 2000, Mr. Stephens served on the boards of Button Gwinnett Savings Bank, The Bank of Gwinnett, and Premier Bank. In 1999, he participated as a director in the sale of Premier Bank to BB&T. A year later, he helped to organize and found First Bank of Gwinnett, where he served as chairman of the board. First Bank of Gwinnett became First Bank of the South, which was acquired by United in 2007.  Mr. Stephens’ involvement on the board of First Bank of South and its parent company as well as on a number of other Atlanta-area bank boards since the 1970s, provides nearly 48 years of bank leadership experience to the Board of Directors, as well as insight into the Atlanta region – an area of growth for United. His perspective of bank formation, mergers, acquisition and operation provides a unique perspective and background. Because of this, and his 44 years of business and industrial experience, the Board believes Mr. Stephens is well suited for the Board of Directors.

Tim R. Wallis	Director since 1999
Age 60	Nominating/Corporate Governance Committee
Compensation Committee

Mr. Wallis is owner and president of Wallis Printing in Rome, Georgia. Previously, he worked in production and sales at what was then Brazelton-Wallis Printing Company from 1974 until 1985, when he became owner and president. In addition to serving on the Board of Directors of United, Mr. Wallis also serves as chairman on the community bank board of United Community Bank – Rome. He has served on the board of directors of the Printing and Imaging Association of Georgia (PIAG) and was chairman of the association’s Government Relations Committee. In this capacity he worked directly with PIAG legislative liaisons at both the state and national levels. Mr. Wallis currently serves on the Georgia Chamber of Commerce board of directors. He also has served on the Darlington School board of trustees, Georgia Southern College Foundation board of trustees, Rome/Floyd YMCA board of trustees, and the United Way of Rome and Floyd County board of trustees. He is a graduate of Georgia Southern University.

Mr. Wallis has been a community leader and long-term owner of a small business. With United’s interest in small business and commercial banking, Mr. Wallis brings a valuable perspective and insight to the Board. His varied experience in a number of community boards, as well as his service on the United Community Bank – Rome community bank board, gives the Board a much needed focus on the needs of our mid-size banking communities and the business owners within those communities. For these reasons, and his experience with statewide commerce, the Board believes Mr. Wallis is well suited to serve on the Board of Directors.

There are no family relationships between any director, executive officer, or nominee for director of United.

Recent Changes

Messrs. Goldstein and Richlovsky were appointed to the Board and their committee positions on March 21, 2012.  Mr. Brokaw was appointed to the Board on January 19, 2012, subject to regulatory approval.  He was nominated by Corsair Georgia, L.P., which currently has a contractual right to nominate one member to United’s Board, to replace Peter E. Raskind who resigned on the same date from the Board so he could pursue an opportunity as a director of Capital One Financial Corporation.  Mr. Brokaw is being nominated for re-election to the Board of Directors.

At the completion of their terms at our Annual Meeting of Shareholders on May 23, 2012, Director Hoyt O. Holloway and Director Emeritus Zell B. Miller will be retiring.

Board Independence

The Board has considered and determined that a majority of the members of the Board of Directors are “independent”, as defined under applicable federal securities laws and the Nasdaq Listing Requirements.  During 2011, the independent directors were Directors Head, Nelson, Blalock, Cox, Holloway, Raskind, Stephens and Wallis.  Directors Brokaw, Goldstein and Richlovsky who were appointed in the first quarter of 2012, are also independent.  The independent directors meet in executive sessions every quarter without management.

Board Leadership

The Board has elected Director Head as Chairman. The Board believes that its current leadership structure is appropriate because Director Head is both a skilled businessmen with good judgment and is a substantial shareholder of United. As a result, he provides independent, shareholder-focused leadership to United.

Board Committees

The Board currently has, and appoints members to, three standing committees: the Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee. Each member of these committees is independent and each committee has a charter approved by the Board, which are available on United’s website, www.ucbi.com.

Identified below are the members of the committees as of March 30, 2012 (M - member; C - chairman):

Name	Audit	Nominating/ Corporate Governance	Compensation
W. C. Nelson, Jr.	C	M	M

Robert H. Blalock	M	M	M

Clifford V. Brokaw(1)

L. Cathy Cox	M	C	C

Steven J. Goldstein	M
Robert L. Head, Jr.		M	M

Hoyt O. Holloway(2)	M	M	M

Thomas A. Richlovsky	M

John D. Stephens		M	M
Jimmy C. Tallent

Tim R. Wallis		M	M

(1)	Subject to regulatory approval.

(2)	Retiring at the end of his term on May 23, 2012.

Audit Committee

The Audit Committee assists the Board in its general oversight and serves as an independent and objective party to monitor United’s financial reporting process and internal control systems, to review and assess the performance of the independent registered public accountants and internal auditing department, and to facilitate open communication among the independent registered public accountants, senior and financial management, the internal auditing department, and the Board of Directors. Certain specific responsibilities of the Audit Committee include recommending the selection of independent registered public accountants, meeting with the independent registered public accountants to review the scope and results of the annual audit, reviewing with management and the internal auditor the systems of internal controls and internal audit reports, ensuring that United’s books, records, and external financial reports are in accordance with U.S. generally accepted accounting principles, and reviewing all reports of examination made by regulatory authorities and ascertaining that any and all operational deficiencies are satisfactorily corrected.

The Board of Directors has determined that all of the members of the Audit Committee have sufficient knowledge in financial and accounting matters to serve on the Audit Committee, including the ability to read and understand fundamental financial statements.  The Board of Directors has determined that all of the members of the Audit Committee are “financially sophisticated”, as defined under the Nasdaq Listing Requirements, and that Directors Goldstein and Richlovsky qualify as “audit committee financial experts” in accordance with the applicable rules and requirements of the SEC.

The Audit Committee met eight times during 2011.

Nomination/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews United’s Corporate Governance Guidelines and policies and monitors compliance with those guidelines and policies. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board of Directors nominees for election and candidates for each committee appointed by the Board. The Nominating/Corporate Governance Committee met one time during 2011.

Compensation Committee

The Compensation Committee is responsible for establishing and administering the policies that govern the compensation arrangements for executive officers and other senior officers. The Compensation Committee is also responsible for oversight and administration of certain executive and employee compensation and benefit plans, including the Amended and Restated 2000 Key Employee Stock Option Plan (the “Equity Plan”), the Deferred Compensation Plan (as defined herein) and the Modified Retirement Plan and general compensation arrangements for all employees. It periodically reviews and makes recommendations to the Board with respect to directors compensation. The Compensation Committee met five times during 2011.

Board Meetings

The Board of Directors held nineteen meetings during 2011. All of the directors attended at least 75 percent of the meetings of the Board and meetings of the committees of the Board on which they served that were held during 2011. Directors are expected to be present at the Annual Meeting of United.

Risk Oversight

Risk oversight of United is the responsibility of the Board of Directors. The Board administers this oversight function by evaluating various components of risk to the company at each meeting of the Board. United believes that its Board leadership structure facilitates careful oversight of risk to United. The structure of the Board provides strong oversight by the independent directors, with the independent directors meeting frequently in executive sessions of the Board without management. These executive sessions allow the Board of Directors to review key decisions and discuss matters in a manner that is independent of management.

Vote Required

Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the proxy be voted for more than nine nominees. Management of United has no reason to believe that any nominee will not serve if elected. All of the nominees are currently directors of United.

Pursuant to the Georgia Business Corporation Code, directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present, even though the nominees may not receive a majority of the votes cast. However, as described in “Corporate Governance - Majority Vote Requirement”, under certain instances, nominees who are elected receiving less than a majority vote may be asked to resign. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention or a broker non-vote will be included in determining whether a quorum is present at the meeting, but will not have any other effect on the outcome of a vote.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” each nominee for director.

CORPORATE GOVERNANCE

Director Nominations

General

The Board of Directors nominates individuals for election to the Board based on the recommendations of the Nominating/Corporate Governance Committee. A candidate for the Board of Directors must meet the eligibility requirements set forth in United’s Bylaws, Corporate Governance Guidelines and in any applicable Board or committee resolutions.

Nominating/Corporate Governance Committee Procedures

The Nominating/Corporate Governance Committee considers qualifications and characteristics that it, from time to time, deems appropriate when it selects individuals to be nominated for election to the Board of Directors. These qualifications and characteristics include, without limitation, the individual’s interest in United, his or her United shareholdings, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance.

Shareholder Nominations

The Board of Directors and Nominating/Corporate Governance Committee of the Board will consider all director nominees properly recommended by any United shareholders in accordance with the standards described above. Any shareholder wishing to recommend a candidate for consideration as a possible director nominee for election at an upcoming meeting of shareholders must provide timely, written notice to the Board of Directors in accordance with the procedures available on United’s website, www.ucbi.com. The following is a summary of these procedures:

●
In order to be considered timely, a nomination for the election of a director must be received by United no less than 120 days before the anniversary of the date United’s proxy statement was mailed to shareholders in connection with the previous year’s annual meeting.

●	A shareholder nomination for director must set forth, as to each nominee such shareholder proposes to nominate:

1.	the name and business or residence address of the nominee;

2.	an Interagency Biographical and Financial Report available from the Federal Deposit Insurance Corporation completed and signed by the nominee;

3.	the number of shares of Common Stock of United which are beneficially owned by the person;

4.	the total number of shares that, to the knowledge of nominating shareholder, would be voted for such person; and

5.	the signed consent of the nominee to serve, if elected.

●	The notice by a nominating shareholder shall also set forth:

1.	the name and residence address of such nominating shareholder; and

2.	the class and number of shares of Common Stock of United which are beneficially owned by such shareholder.

Notices shall be sent to the Secretary, United Community Banks, Inc., P.O. Box 398, Blairsville, Georgia 30514-0398. There were no director nominations proposed for this year’s Annual Meeting by any shareholder.

Majority Vote Requirement

United’s majority vote policy states that nominees for director who are elected but receive less than a majority of the votes cast for the election of directors may be asked to resign. The policy allows the Board to waive this majority vote requirement where a general campaign against the election of a class of directors of public companies resulted in a United nominee being elected with less than a majority vote without consideration of the particular facts and circumstances applicable to the individual United nominee. A waiver of the majority vote requirement will not be permitted if the votes cast resulted from a campaign directed specifically against the election of an individual United nominee, even in circumstances where a majority of the Board of Directors disagrees with those voting against that director’s election.

Code of Ethical Conduct

United has adopted a Code of Ethical Conduct designed to promote ethical conduct by all of United’s directors and principal financial and executive officers. The Code of Ethical Conduct complies with the federal securities law requirement that issuers have a code of ethics applicable to principal financial officers and with applicable Nasdaq Listing Requirements. United’s Code of Ethical Conduct is available on its website and was filed as Exhibit 14 to its Annual Report on Form 10-K for the year ended December 31, 2003. United has not had any amendment to or waiver of the Code of Ethical Conduct. If there is an amendment or waiver, United will post any such amendment or waiver on the company’s website, www.ucbi.com.

Shareholder Communication

The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication in writing to the Secretary, United Community Banks, Inc. P.O. Box 398, Blairsville, Georgia 30514-0398. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is illegal or otherwise inappropriate, in which case the communication will be disregarded.

Certain Relationships and Related Transactions

United has a written related person transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by United pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended. The Board of Directors of United or the Audit Committee must approve all such transactions under the policy.

Prior to entering into such a related person transaction or an amendment thereof, the Board or Audit Committee must consider all of the available relevant facts and circumstances, including if applicable, benefits to United, the impact of a transaction on a director’s independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to or from unrelated third parties or employees generally, as the case may be. No member of the Board or Audit Committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is a related person.

Neither the Board of Directors of United nor the Audit Committee has approved any related person transactions during the past three years in accordance with United’s written related person transaction policy.

United’s wholly-owned subsidiary, United Community Bank (the “Bank”), has, and expects to have in the future, banking transactions in the ordinary course of business with directors and officers of United and other related persons, on the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unaffiliated third parties. Such transactions have not involved more than the normal risk of collectability or presented other unfavorable features.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors has the important responsibility of ensuring that United’s executive compensation policies and practices are based on three simple principles:

●	pay competitively within our industry;

●	pay for appropriate performance based on pre-established goals; and

●	design compensation programs with sound risk management practices and a balance between short-term and long-term objectives that provide for value creation for the company and our shareholders.

In addition to its focus on compensation matters, the Compensation Committee occasionally recommends policies related to leadership development and employee retention for consideration by the Board of Directors.

The Compensation Committee considered, among other things, the following significant matters when making its 2011 compensation decisions:

●
Economic conditions and the credit environment were very difficult throughout 2011. With the depressed real estate market and high unemployment continuing, business activity across a wide range of industries and regions was greatly reduced and local governments and businesses have been in serious difficulty due to the lack of consumer spending and the lack of liquidity in the credit markets. This overall environment and difficulty in United’s markets led to further declines in real estate values and elevated levels of non-performing loans and charge-offs during 2011.

●
United incurred a net loss of $226.7 million in 2011, of which $237.3 million was in the first quarter of 2011, primarily the result of credit losses associated with the execution of a plan to sell approximately $293 million in substandard and nonperforming loans and to accelerate the disposition of approximately $142 million in foreclosed properties. Excluding the first quarter of 2011, the remainder of the year was profitable and resulted in net income of $10.6 million.  This compared to a net loss of $502 million in 2010, which included non-cash charges of $211 million for goodwill impairment, a tax charge of $157 million to recognize a full valuation allowance on United’s net deferred tax asset, a $11.8 million partial fraud loss recovery, as well as a $45.3 million loss from United’s 2010 transaction with Fletcher International Ltd. and its affiliates.

●
During the first quarter of 2011, United closed a $380 million private placement pursuant to which institutional investors purchased 24,085,855 shares of common stock and 15,914,209 shares of non-voting common stock. The Private Placement resulted in an increase to shareholders’ equity of $362 million, net of transaction costs.

In addition, United held an advisory “say on pay” vote in 2011 on the compensation of its executive officers.  United’s shareholders overwhelmingly approved such compensation with 98% of votes cast voted in favor of the say on pay resolution.  As the Compensation Committee evaluated its compensation policies and overall objectives for 2012, it took into consideration this strong support of United’s shareholders.  As a result, the Compensation Committee decided to retain the general approach and structure of United’s compensation plan for its executive officers.  In the future, the Compensation Committee will continue to take the results of the say on pay vote into account.  While this vote was not binding on United, our Board of Directors or our Compensation Committee, we value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our executive officers, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

As used in this “Compensation of Executive Officers and Directors” section, the following executives of United are referred to collectively as the “Named Executive Officers”: Jimmy Tallent – United’s president and chief executive officer; Rex Schuette – United’s executive vice president and chief financial officer; David Shearrow – United’s executive vice president and chief risk officer; Glenn White – United’s president of the Atlanta region; and Bill Gilbert – United’s president of the North Georgia and Coastal Georgia regions.

Philosophy

United’s compensation programs are designed to attract and retain key employees, motivating them to achieve desired goals, both short and long-term, creating expectations for positive results and rewarding them for strong performance. Different programs are geared to short and long-term performance with the goal of increasing shareholder value over the long term. Because United believes the performance of every employee is important to the company’s success, it is mindful of the effect of executive compensation and incentive programs on all of its employees and tries to establish programs that are fair in light of the compensation programs for all other employees.

United believes that the compensation of the company’s senior executives should reflect their success as a management team and as individuals in attaining key operating objectives, such as growth of revenue, loans and deposits; growth of earnings and earnings per share; growth or maintenance of market share, long-term competitive advantage, customer satisfaction and operating efficiencies; and, ultimately, in attaining long-term growth in the market price of United’s stock. At the same time, United does not believe its executive compensation programs should encourage unnecessary or excessive risks. United believes that the performance of its senior executives in managing the company, considered in light of economic, industry and competitive conditions, should be the basis for determining their overall compensation.

United also believes that their compensation should not be excessive or based on the short-term performance of United’s stock, whether favorable or unfavorable, but rather that the price of United’s stock will, in the long-term, reflect the company’s operating performance, and ultimately, the management of the company by its executives. United seeks to have the long-term performance of its stock reflected in executive compensation through its stock option, restricted stock and other equity incentive programs.

Regulatory Limits

TARP Capital Purchase Program. On December 5, 2008, as part of the United States Department of the Treasury’s (“Treasury”) TARP Capital Purchase Program (the “CPP”), United entered into an Agreement (the “Purchase Agreement”) with Treasury, pursuant to which United sold 180,000 shares of Series B Cumulative Preferred Stock (the “Series B Preferred Stock”) and a warrant to purchase 1,099,542 shares (219,909 shares as adjusted for United’s 1 for 5 reverse stock split) of Common Stock for an aggregate purchase price of $180 million in cash.

In the Purchase Agreement, United agreed that, until such time as Treasury ceases to own any securities of United acquired pursuant to the Purchase Agreement, United will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA and agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing. Section 111(b)(2) of the EESA provides for the executive compensation and corporate governance standards to include:

●	limits on compensation that exclude incentives for senior executive officers of financial institutions to take unnecessary and excessive risks that threaten the value of the financial institution;

●	required recovery of any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate;

●
a prohibition on the financial institution from making any “excess parachute payment” to any senior executive officer, as defined under Section 280G of the Internal Revenue Code of 1986, as amended, (an “Excess Severance Payment”) during the period that Treasury holds an equity or debt position; and

●	an agreement to limit a claim for a federal income tax deduction with respect to a senior executive’s compensation that exceeds $500,000 per year.

American Recovery and Reinvestment Act. On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (the “ARRA”) was enacted. The ARRA imposed new executive compensation and corporate expenditure limits on all CPP recipients until the institution has repaid Treasury the amount of a CPP investment. The ARRA standards that apply to United and its senior executive officers include:

●
a prohibition on bonuses, retention awards and other incentive compensation, other than the granting of restricted stock awards which are limited to one-third of an employee’s total annual compensation and further, that do not fully vest while Treasury holds an investment;

●	a prohibition on making any payments for departure from United other than compensation earned for services rendered or accrued benefits;

●
subjecting bonus, retention awards and other incentive compensation to repayment (clawback) if such payments were based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate;

●	a prohibition on compensation plans that encourage manipulation of reported earnings;

●
a required company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business; and

●	inclusion of a “say-on-pay” proposal to a non-binding vote of shareholders at the annual meetings, whereby shareholders vote to approve the compensation of executives.

Amendments to Compensation Arrangements. As required by the ARRA, a number of amendments were made to our compensation program. The amendments include:

●	Bonuses, retention awards and other incentive compensation payments to senior executive officers have been prohibited while Treasury holds an investment.

●	All of the Named Executive Officers have executed a letter agreement waiving their right to any severance payment that violates the ARRA.

●
A policy has been adopted that subjects any bonus or award payment to clawback if that payment was based on statements of earnings or other criteria that are later proven to be materially inaccurate. In addition, all of the Named Executive Officers and other applicable employees that are one of the next twenty most highly compensated employees during the time that Treasury holds an investment have executed a letter agreement reflecting this clawback policy.

Incentive Compensation Plan Risk Assessment. In addition to the EESA and the ARRA, the SEC now requires that the Compensation Committee review United’s compensation arrangements with the members of management responsible for risk management for all employees to determine if any such arrangements create risks that are reasonably likely to have a material adverse effect on United. The Compensation Committee also considers whether they encourage excessive or unnecessary risk-taking by our senior executive officers. As part of its review, the Compensation Committee considers the various risks to which United is subject, including market, liquidity, interest rate, operational, financial, credit quality, reputational and other risks, and how United’s incentive compensation programs may contribute to risk. The Compensation Committee also considered United’s controls and actions taken to mitigate and monitor those risks.

As previously described, because no bonuses, retention awards and other incentive compensation payments may be made to senior executive officers while Treasury holds an investment, the Compensation Committee determined that none of the incentive compensation plans applicable to Named Executive Officers create or encourage undue risks or are reasonably likely to have a material adverse effect on United. Generally, the Compensation Committee concluded that United’s incentive compensation programs applicable to senior management are designed to encourage long-term growth and shareholder value-creation and the delivery of superior customer service to promote core loan and deposit growth.

United maintains incentive compensation plans that pay loan and deposit production incentives to bank personnel. Incentives are paid for various measures of production consistent with United’s goals for the year. As part of the Compensation Committee’s risk assessment, the Committee noted that the incentive compensation plans for lenders presented somewhat more risk than other plans because commissions were based on loan production volume and constituted a higher portion of the company’s incentive compensation expense than the other plans. However, as part of the risk assessment, the Compensation Committee concluded that these plans do not create risks that are reasonably likely to have a material adverse effect on United because all loans must be approved by credit underwriting personnel and, depending on the size of the loan or credit relationship, by bank or executive management prior to being made and management has the ability to adjust bonus payments down based on the performance of the loan.

Administration

Generally, the Compensation Committee reviews the performance and approves all compensation of United’s senior executives and, based upon this evaluation, establishes their compensation. For all senior executives other than the Chief Executive Officer, the Chief Executive Officer makes recommendations to the Compensation Committee.

No Compensation Committee member has been an officer or employee of United, and the Board has considered and determined that all of the members are independent as defined under the Nasdaq Listing Requirements. Several members of the Compensation Committee have a significant percentage of their net worth invested in shares of United and all members have interests aligned with the interests of other shareholders. The Compensation Committee’s charter is available in the corporate governance section of United’s website, www.ucbi.com.

Though not members of the Compensation Committee in 2011, Jimmy Tallent, United’s President and Chief Executive Officer, and Rex Schuette, United’s Executive Vice President and Chief Financial Officer, were invited to most Compensation Committee meetings. Although all invitees may participate in discussions and provide information that the Compensation Committee considers (except for discussions with respect to any invitee’s own compensation, in which an executive does not participate), invitees do not participate in voting and decision-making.

In setting and approving compensation of senior executives, the Compensation Committee considers objective measurements of business performance, the accomplishment of strategic and financial objectives, the development of management talent within the company, and other matters relevant to the short-term and the long-term success of the company and the enhancement of shareholder value in the broadest sense. As described above, the Committee also considered the recommendations of Mr. Tallent in 2011 with respect to the other Named Executive Officers, not including Mr. Tallent.

In performing its responsibilities for executive compensation, the Compensation Committee has sole authority to, and does to the extent it deems necessary or desirable, retain and consult with outside professional advisors. During 2011, Mercer, LLC advised the Compensation Committee and the Board on executive compensation and regulatory restrictions that include limits on cash bonus, options and restricted stock. Mercer reported directly to the Compensation Committee. Mercer has provided no other non-executive compensation consulting services to United.

Mercer performed a study of the compensation of executive management of companies within the industry and with companies of comparable size. The groups used to compare executive compensation include (1) a peer group of 12 bank holding companies with asset sizes ranging from $6.0 to $9.9 billion and a median of $8.3 billion (the “Peer Group”) and (2) a reference group of 11 bank holding companies with asset sizes ranging from $11.6 to $14.5 billion with a median asset size of $13.4 billion (the “Reference Group”), approximately the asset size to which United could grow in the next three to five years. The Peer Group consisted of Boston Private Financial Holdings, Inc., CapitalSource, Inc., F.N.B. Corporation, First Financial Bancorp, First Midwest Bancorp, Inc., IBERIABANK Corporation, National Penn Bancshares, Inc., Old National Bancorp, Park National Corporation, Sterling Financial Corporation, Trustmark Corporation and United Bancshares, Inc. The Reference Group consisted of BancorpSouth, Inc., Bank of Hawaii Corporation, FirstMerit Corporation, International Bancshares Corporation, Private Bancorp, Inc., Signature Bank, Susquehanna Bancshares, Inc., UMB Financial Corporation, Umpqua Holdings Corporation, Valley National Bancorp and Wintrust Financial Corporation. The Compensation Committee also compared United’s executive compensation to published executive compensation surveys, including bank holding companies with similar asset sizes, compiled with the assistance of Mercer.

The Compensation Committee compares the performance of United to the performance of the companies in the Peer Group and Reference Group and establishes United’s compensation practices similar to or more or less than such companies consistent with its goal of competitively compensating United’s Named Executive Officers. The Compensation Committee has attempted to compensate its Named Executive Officers comparable to executive officers at Peer Group and Reference Group companies but generally above the median compensation paid in each such group. The Compensation Committee also uses Mercer’s analysis to assist in determining the amounts of each element of compensation.

Elements of Compensation

Compensation for each senior executive is allocated among annual base salary, annual non-equity incentive awards and equity incentive awards. The Compensation Committee chooses to pay each element of compensation in order to attract, retain and motivate highly qualified executive talent, reward superior annual performance and provide incentives for their balanced focus on long-term strategic goals and increasing shareholder value as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Compensation Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive: performance against corporate and individual objectives for the previous year; difficulty of achieving desired results in the coming year; value of their unique skills and capabilities to support United’s long-term performance; performance of their general management responsibilities; and, contribution as a member of the executive management team.

Although the Compensation Committee does not set overall compensation targets and then allocate among the elements, it does review total compensation when making decisions on each element of compensation to ensure that the total compensation for each senior executive is justified and appropriate in the best interests of the company.

Annual Base Salary. United strives to provide its senior executives with a level of assured cash compensation in the form of annual base salary that is competitive with companies in the financial services industry and companies that are comparable in size and performance.

The Compensation Committee reviews base salaries annually and makes adjustments, in light of past individual performance as measured by both financial and non-financial factors and the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. With respect to all senior executives, other than the Chief Executive Officer, the Compensation Committee also considers Mr. Tallent’s recommendations and assessment of each officer’s performance, his or her tenure and experience in his or her respective positions, and internal comparability considerations.

Between 2007 and 2009, the Compensation Committee did not increase the annual base salaries for any of the Named Executive Officers as well as most other members of senior management. Further, in 2009, Mr. Tallent voluntarily requested that his salary be reduced by $80,000 to $400,000. As a result, by 2010, several of United’s executive officers’ compensation packages, as well as other key officers, had fallen well below the market median for United’s peer group. In 2010, the Compensation Committee increased Mr. Schuette’s and Mr. Shearrow’s base salaries to $325,000 and in 2011, increased their base salaries to $350,000, in each case to bring their compensation closer to the peer group median, while Mr. Tallent’s salary was restored to $500,000 which was slightly above his 2009 level.  Mr. Gilbert and Mr. White’s base salaries were not increased in 2011.

In June 2011, the Compensation Committee approved salary stock awards for Mr. Schuette and Mr. Shearrow of $133,500 that further increased their base salaries to $483,500.  While these adjustments moved their base salaries temporarily above peer group medians, the salary adjustments had the effect of shifting a portion of total compensation from variable to fixed. However, the executives’ total compensation after these awards remained consistent with our compensation philosophy when compared to total compensation for our peer group. The salary stock awards are paid in fully vested shares of Common Stock (“Salary Stock”) issued under the Equity Plan. The number of shares of Salary Stock issued to each executive is determined each pay period by dividing the amount of salary to be paid in stock by the reported closing market price for the Common Stock on the pay date for such pay period (or if not a trading day, on the immediately preceding trading day).  The Compensation Committee may, at its sole discretion and without the executives’ consent, suspend, modify or terminate this compensation component.  The Compensation Committee also approved a Salary Stock award of $100,000 for Mr. Tallent. Mr. Tallent requested this award not be paid, and the Compensation Committee accepted his request.

Non-Equity Incentive Awards. The Compensation Committee believes that its senior management’s incentive compensation should be linked directly to achievement of specified financial and non-financial objectives.  As a result, the Compensation Committee adopted and the shareholders approved the Management Annual Incentive Plan in 2007. This “pay for performance” plan has governed the level of bonuses that could be awarded by the Compensation Committee to senior executive officers during the past five years.

Under United’s Management Annual Incentive Plan, the Compensation Committee strives to link salary and non-equity incentives to objective standards of performance and may consider the non-financial factors discussed earlier and various financial performance measures, including operating and reported earnings per share; returns on equity, tangible equity and assets; revenue, loan and deposit growth; operating efficiency; loan and credit quality; and customer satisfaction scores. In addition, the plan was designed to qualify for compliance with the limitations on executive compensation deductions under Internal Revenue Code of 1986, as amended, Section 162(m).

During the first quarter of 2011, the Board and Compensation Committee suspended the Management Annual Incentive Plan for 2011 due to the execution of the asset disposition plan and related significant net loss for the quarter and full year. As a result, the Compensation Committee determined that the minimum performance measures that would have been required for 2011 could not be met. Therefore, the Compensation Committee did not grant non-equity incentive compensation awards or cash bonuses in 2011 to any Named Executive Officers. Also, United did not grant non-equity incentive compensation awards or cash bonuses to the Named Executive Officers between 2007 and 2010.

Equity Incentive Awards. An important element of compensation in the banking industry is the provision of long-term incentives in the form of equity awards such as stock options, restricted stock, and restricted stock units. United also regards equity incentive awards as a key retention tool. These considerations are paramount in the Compensation Committee’s determination of the type of an award to grant and the number of underlying awards to be granted. Because of the direct relationship between the value of an option, restricted stock or restricted stock units and the market price of United’s Common Stock, United believes that granting these equity incentive awards are the best method of motivating executive and other senior management to manage the company in a manner that is consistent with the long-term interests of United’s shareholders.

Equity incentive awards are granted under the Equity Plan, which is a broad-based, shareholder approved plan covering Named Executive Officers, other members of senior management and other key management personnel. The Equity Plan permits United to grant stock options, restricted stock and restricted stock units and provides additional flexibility, if circumstances of United’s business and opportunities warrant, to grant other forms of equity-based compensation.

The Equity Plan does not permit the grant price for stock options to be reduced after the initial grant date. Participants may not exercise stock options, or receive restricted stock or restricted stock units until they vest. Because the exercise price of stock options is the fair market value of the underlying stock on the date of grant, participants do not realize any benefit from such stock options unless United’s stock price appreciates prior to their maturity.

During 2011, options to acquire 10,000 shares of Common Stock were awarded by the Compensation Committee in connection with employment offers.  Except for those options granted in connection with employment offers, there were no options awarded to the Named Executive Officers or any other employee during 2011.

During 2011, the Compensation Committee awarded restricted stock units as part of a retention plan to retain key individuals of the company.  As part of this retention program, 312,777 restricted stock units were granted to key personnel. Separately, the Named Executive Officers received 87,132 restricted stock units.  The restricted stock units vest equally over three years for employees and vest equally in June 2013 and June 2014 for the Named Executive Officers, subject to TARP vesting restrictions.

Retirement and Other Benefits

The Compensation Committee believes that retirement and deferred compensation benefits provide financial security to senior management and their families for their service to the company. As a result, United has adopted the following two plans:

Modified Retirement Plan. United maintains a modified retirement plan (the “Modified Retirement Plan”) for certain Named Executive Officers and other key personnel. See the disclosure provided in “Executive Compensation – Pension Benefits” for a description of the material terms of the Modified Retirement Plan and disclosure of 2011 benefits provided to the Named Executive Officers under the Modified Retirement Plan.

In 2011, the Compensation Committee, upon the recommendation of outside consultants, elected to increase the annual retirement benefit by $30,000 for Mr. Tallent and by $20,000 for Mr. Schuette and Mr. Shearrow. At December 31, 2011, the annual retirement benefit payable to Mr. Tallent was $180,000 and for Mr. Schuette and Mr. Shearrow was $130,000. Mr. Gilbert became a participant in the plan in 2010 and his annual retirement benefit was increased by $20,000 to $70,000 in 2011.

Deferred Compensation Plan. In addition, United maintains a deferred compensation plan (the “Deferred Compensation Plan”) for senior management, members of the Board of Directors, members of United’s local community bank boards and certain other key personnel. See the disclosure provided in “Executive Compensation – Nonqualified Deferred Compensation” for a description of the material terms of the Deferred Compensation Plan and disclosure of benefits provided to the Named Executive Officers under the Deferred Compensation Plan.

Perquisites and Other Benefits

The perquisites provided to United’s Named Executive Officers in 2011 were the use of a company-owned car or a car allowance and the payment of the dues for club memberships that are not used exclusively for business purposes. These personal benefits are generally provided to similarly situated financial institution executives in the company’s market areas, and United believes it is appropriate to award its senior executives with similar benefits.

United also provides matching contributions of up to 5% of the bonus contributions to the Deferred Compensation Plan. United’s Named Executive Officers also participate in company-wide contributions to the 401(k) Plan (as defined herein) and receive other benefits on the same terms as other employees, which plans include medical, dental and life insurance.

Severance Benefits

Generally, stock options, restricted stock and restricted stock unit awards do not continue to vest for United’s Named Executive Officers in the event of the officer’s termination without cause or a termination by the officer for Good Reason (as defined in the award agreements). Mr. White’s option grants could accelerate upon a Change in Control (as defined in his employment agreement); however, the grants are subject to TARP restrictions that do not allow for acceleration. Otherwise, all options and restricted stock awards cease vesting upon termination of employment.

As required by the acquisition agreement pursuant to which United acquired Gwinnett Commercial Group, United entered into an employment agreement with Mr. White consistent with an existing agreement he had with such company. See the disclosure provided in “Executive Compensation - Agreements with Executive Officers” for a description of the material terms of such employment agreement, including severance benefits to Mr. White under certain circumstances. As previously described, all of the Named Executive Officers have executed a letter agreement waiving their right to any severance payment that violates the ARRA.

United does not provide for any other severance benefits to its Named Executive Officers, except as described below.

Benefits Upon a Change in Control

United’s senior management has substantially contributed to the success of United, and the company believes that it is important to protect them in the event of a change in control. Further, it is United’s belief that the interests of shareholders will be best served if the interests of its senior management are aligned with them, and providing change in control benefits should reduce any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of shareholders.

For that reason, United’s Named Executive Officers have each entered into agreements with the company, the terms of which are described in “Executive Compensation - Agreements with Executive Officers and Post-Employment Compensation”. The Compensation Committee has established the payment and benefit levels to be paid to the Named Executive Officers following a change in control under these agreements consistent with what the Compensation Committee believes is standard for financial institution executives in the markets in which United operates.

Based upon (1) a hypothetical change in control and (2) the termination of our Named Executive Officers as of December 31, 2011, all payments of compensation and benefits under the agreements with such officers would be payable in a lump sum (except for Mr. White, who would be paid in 24 monthly installments) and in the following approximate amounts: Mr. Tallent $1,907,517; Mr. Schuette $947,772; Mr. Shearrow $945,762; Mr. White $972,000; and Mr. Gilbert $247,500. The Compensation Committee believes that these potential benefits would be minor relative to the substantial transaction value for United’s shareholders.

None of these payments would be considered Excess Severance Payments but all of such payments by United would be prohibited by the ARRA during the time Treasury owns the preferred stock it purchased under the CPP. As previously described, all of the Named Executive Officers have executed a letter agreement waiving their right to any severance payment that violates the ARRA.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid during the past three years to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)		Bonus(1)	Restricted Stock Unit Awards(2)	Stock Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Deferred Compensation Earnings(4)	All Other(5)	Total
Jimmy C. Tallent	2011	$454,000		$—	$199,998	$—	$—	$379,746	$77,795	$1,111,539
President and	2010	400,000		—	—	—	—	264,152	80,126	744,278
Chief Executive	2009	400,000		—	199,877	—	—	185,649	78,581	864,107
Officer

Rex S. Schuette	2011	410,850	(6)	—	241,490	—	—	351,246	31,374	1,034,960
Executive Vice	2010	314,500		—	—	—	—	243,686	29,438	587,624
President	2009	283,000		—	142,772	—	—	185,671	27,471	638,914
and Chief Financial
Officer

David P. Shearrow	2011	410,850	(6)	—	241,490	—	—	80,778	24,787	757,905
Executive Vice	2010	312,500		—	—	—	—	46,465	20,920	379,885
President	2009	275,000		—	142,772	—	—	29,117	19,225	466,114
and Chief Risk
Officer

Glenn S. White	2011	320,000		—	71,750	—	—	—	28,295	420,045
Regional President,	2010	320,000		—	—	—	—	—	30,049	350,049
Atlanta Region	2009	320,000		—	71,390	—	—	—	29,624	421,014

Bill M. Gilbert	2011	200,000		65,000	138,375	—	—	165,475	25,990	594,840
Regional President,	2010	194,475		—	—	—	—	43,083	18,222	255,780
North Georgia and	2009	181,000		—	3,182	20,169	—	—	17,678	222,029
Coastal Georgia

(1)
Amount shown for salary was either paid in cash, stock or deferred, as elected by the executive under the Deferred Compensation Plan. See the “Nonqualified Deferred Compensation – Activity For 2011” table for the executive’s contributions and earnings. Mr. Gilbert received a retention award while in a non-executive officer capacity that is currently deferred under TARP restrictions.

(2)
The amounts shown reflect the aggregate grant date fair value of the restricted stock units. The assumptions made when calculating the grant date fair value of stock options are found in Note 21 to the Consolidated Financial Statements of United contained in its Annual Report on Form 10-K for the year ended December 31, 2011.

(3)
Non-equity incentive plan compensation includes amounts earned under the Management Annual Incentive Plan as a result of achieving the goals specified for the designated year and other cash retention payments. Because the performance measures were not met for 2011, 2010 or 2009, no non-equity incentive compensation awards were granted by the Compensation Committee.

(4)
Includes the annual change in the present value of the executive’s accumulated benefits under the Modified Retirement Plan. The change in present value reflects higher actuarial charges for revisions to the key actuarial assumptions, principally lowering the discount rate to 4.5 percent, and plan benefits payable to participants. See the “Pension Benefits” and “Nonqualified Deferred Compensation – Activity For 2011” tables for additional information. The Deferred Compensation Plan does not credit above-market or preferential earnings, so no amounts are included in this column with respect to the Deferred Compensation Plan.

(5)
Amounts shown include: (i) matching 401(k) and profit sharing contributions to the 401(k) Plan on behalf of the executive; (ii) matching 401(k) contributions on behalf of the executive to the Deferred Compensation Plan (see the “Nonqualified Deferred Compensation –Activity For 2011” table for additional information); (iii) the value of personal travel or allowance for a company-owned car; (iv) club membership dues that are not used exclusively for business purposes; (v) dividends on unvested restricted stock awards; (vi) life insurance premiums paid on behalf of the executive; and, (vii) directors fees paid to the executive for serving on subsidiary and community bank boards. Certain executives received directors fees in 2011, 2010 and 2009, respectively, of $34,400, $37,400 and $37,400 for Mr. Tallent; $3,000, $3,000 and $3,000 for Mr. White; and, $5,100, $5,100 and $5,227 for Mr. Gilbert.

(6)
Includes $72,300 of salary paid in the form of 5,070 shares of Salary Stock. The number of shares issued each semi-monthly pay period to Mr. Schuette and Mr. Shearrow had a value on the date of issuance of $3,325 each, which was net of $2,238 of withholding taxes, resulting in individual grants ranging from 304 to 494 shares at a per share grant date value of $10.93 to $6.73. The Salary Stock was fully vested upon issuance.

Grants of Restricted Stock Units, Stock Options, and Stock Awards

When granting equity awards, the Compensation Committee sets option exercise price or equity award price at the market closing price on the date of grant. Both stock options and restricted stock awards vest over a number of years in order to encourage employee retention and focus management’s attention on sustaining financial performance and building shareholder value over an extended term.

GRANTS OF PLAN-BASED AWARDS

		Number of	Number of	Number of
		Restricted Stock	Other Stock	Stock
Name	Grant Date	Unit Awards(1)	Awards(2)	Option Awards

Mr. Tallent	June 20, 2011	19,512	—	—
Mr. Schuette	June 20, 2011	23,560	—	—
	Various(2)	—	5,070	—
Mr. Shearrow	June 20, 2011	23,560	—	—
	Various(2)	—	5,070	—
Mr. White	June 20, 2011	7,000	—	—
Mr. Gilbert	June 20, 2011	13,500	—	—

(1)	The restricted stock units granted on June 20, 2011 vest over three years in two equal installments on June 20, 2013 and June 20, 2014. The grant date fair value was $10.25 per share.
(2)
Represents shares of Salary Stock awarded semi-monthly beginning June 30, 2011 through December 31, 2011.  The number of shares issued each semi-monthly pay period to Mr. Schuette and Mr. Shearrow had a value on the date of issuance of $3,325, net of withholding taxes, resulting in individual grants ranging from 494 to 304 shares at a per share grant date value of $6.73 to $10.93, respectively.  The Salary Stock was fully vested upon issuance.

 Stock Option Exercises and Restricted Stock Vesting

The following table sets forth the value realized upon the exercise of stock options and the vesting and settlement of restricted stock units for the Named Executive Officers during 2011.

STOCK OPTION EXERCISES AND VESTING OF RESTRICTED STOCK UNITS

	Stock Option Awards		Restricted Stock Unit Awards
Name	Number Exercised	Value Realized(1)	Number Vesting	Value Realized(2)

Mr. Tallent	—	—	388	$3,298
Mr. Schuette	—	—	363	3,086
Mr. Shearrow	—	—	182	1,547
Mr. White	—	—	156	1,326
Mr. Gilbert	—	—	181	1,539

(1)	Represents the difference between the closing price of United’s Common Stock on the date of exercise and the per share option exercise price, multiplied by the number of options exercised.
(2)	Represents the value realized by multiplying the number of restricted stock unit awards vesting by the closing price of United’s Common Stock on the date of vesting.

Outstanding Equity Awards as of December 31, 2011

The following table sets forth, for each Named Executive Officer, the number of stock options exercisable and unexercisable and the number and value of unvested restricted stock unit awards as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Option Awards				Restricted Stock Unit Awards
Name	Number Exercisable	Number Unexercisable(1)	Exercise Price	Expiration Date(2)	Number Not Vested(3)	Market Value Not Vested(4)
Mr. Tallent	12,469	—	$62.50	3/11/12
	9,352	—	78.90	4/17/13
	3,533	—	114.25	6/7/14
	4,240	—	111.20	5/16/15
	6,442	—	138.80	4/26/16
	7,273	—	147.60	4/25/17
	7,014	2,338	66.15	4/30/18
	50,323	2,338			25,406	$177,588

Mr. Schuette	4,987	—	62.50	3/11/12
	5,611	—	78.90	4/17/13
	1,871	—	114.25	6/7/14
	2,494	—	111.20	5/16/15
	3,637	—	138.80	4/26/16
	3,845	—	147.60	4/25/17
	3,117	1,039	66.40	5/5/18
	25,562	1,039			27,803	194,343

Mr. Shearrow	4,156	—	151.15	4/16/17
	3,117	1,039	66.40	5/5/18
	7,273	1,039			27,803	194,343

Mr. White	3,896	1,299	148.20	6/1/17
	2,337	780	66.40	5/5/18
	6,233	2,079			11,264	78,735

Mr. Gilbert	1,434	—	62.50	3/11/12
	1,714	—	78.90	4/17/13
	1,454	—	115.85	4/28/14
	935	—	111.20	5/16/15
	1,143	—	138.80	4/26/16
	1,247	—	147.60	4/25/17
	1,169	390	66.40	5/5/18
	705	706	31.50	6/22/19
	9,801	1,096			13,629	95,267
(1)
With the exception of Mr. White’s stock options that expire on June 1, 2017, stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant date. Mr. White’s non-vested stock options that expire on June 1, 2017, vest on June 1, 2012.

(2)	The expiration date of each stock option is ten years after the date of grant.
(3)
With the exception of Mr. White’s restricted stock units granted on June 1, 2007 and the restricted stock units granted to the Named Executive Officers on June 20, 2011, restricted stock shares and units vest in four equal annual installments, beginning January 31 of the year following the grant date. Mr. White’s unvested restricted stock units granted on June 1, 2007 vest on June 1, 2012.  Restricted stock units granted to the Named Executive Officers on June 20, 2011 vest in two equal installments on June 20, 2013 and June 20, 2014, subject to any applicable restrictions under TARP.

(4)	The market value is based on the closing price of United’s Common Stock at December 31, 2011 of $6.99, multiplied by the number of unvested restricted stock units.

Equity Compensation Plan Information at December 31, 2011

The following table provides information about stock options outstanding as of December 31, 2011 and stock options and/or equity awards available to be granted in future years.

EQUITY COMPENSATION PLAN INFORMATION

	Total Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number Available for Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by shareholders	580,638	$94.76	—
Equity compensation plans not approved by shareholders (2)	3,009	40.42	—
Total	583,647	94.48	—

(1)	Represents the number of stock options or equity awards available to be granted in future years under the existing Equity Plan.
(2)	Stock options granted under plans assumed by United through acquisitions prior to December 1, 2004. Such were frozen as to future grants at the time of the acquisitions.

Pension Benefits

The following table presents selective retirement benefit information for 2011 for each Named Executive Officer that was a participant in the Modified Retirement Plan.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During 2011
Mr. Tallent	Modified Retirement Plan	28	$1,201,952	—
Mr. Schuette	Modified Retirement Plan	11	1,059,910	—
Mr. Shearrow	Modified Retirement Plan	5	176,066	—
Mr. Gilbert	Modified Retirement Plan	12	372,784	—

The Modified Retirement Plan provides specified benefits to certain key officers who contribute materially to the continued growth, development and future business success of United and its subsidiaries. Generally, when a participant retires, United will pay to the participant, or participant’s spouse upon death, a fixed annual amount in equal installments either for the lifetime of the participant (or participant’s spouse) or a fixed payment for 15 years. The annual benefits, based on seniority and position, range from $30,000 to $180,000 per year and are taxable to the participant. The normal retirement age defined in the plan is age 65 and completion of five years of service.

The Modified Retirement Plan contains provisions that provide for accelerated vesting upon a change in control of United. The Modified Retirement Plan also provides that these benefits will be forfeited if a participant is terminated for cause or, if during a certain period after his or her termination of employment, competes with United, solicits customers or employees, discloses confidential information, or knowingly or intentionally damages United’s goodwill or esteem.

Nonqualified Deferred Compensation

The following table presents information for each Named Executive Officer relating to the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION – ACTIVITY FOR 2011

Name	Executive Contributions (1)	Company Contributions (2)	Account Earnings	Withdrawals/ Distributions	Balance at Year-end
Mr. Tallent	$15,395	$10,458	$(23,551)	$—	$286,744
Mr. Schuette	11,723	8,293	(17,329)	—	72,304
Mr. Shearrow	10,178	8,293	(15,821)	—	75,365
Mr. White	—	—	—	—	—
Mr. Gilbert	663	—	(2,686)	—	97,516

(1)	All executive contributions are included in the amounts under the column headings “Salary”, “Bonus” and “Restricted stock awards” in the “Summary Compensation Table”.
(2)	All company contributions are included in the amounts under the column heading “All other” in the “Summary Compensation Table”.

The Deferred Compensation Plan provides for the deferral of up to 75% of annual base salary and up to 100% of annual cash bonus payments or non-equity incentive compensation awards and other specified benefits to selected individuals who contribute materially to the continued growth, development and future business success of United and its affiliates. Further, the Deferred Compensation Plan allows for employer matching contributions for employee contributions that would have been paid under United’s tax-qualified 401(k) plan (the “401(k) Plan”) if such matching contributions would otherwise exceed the maximum allowable amounts under the 401(k) Plan and matching of deferred bonuses, dollar for dollar up to 5% of bonus or non-equity incentive compensation award, subject to the same vesting provisions of the 401(k) Plan. Although the Plan allows the Board of Directors to make discretionary contributions to the account of employee participants, the Board has never made any such discretionary contributions. The Deferred Compensation Plan also provides for the deferral of up to 100% of director fees for service by a non-employee director on the Board of United or any subsidiary or community bank.

Contributions to the Deferred Compensation Plan may be invested in United’s Common Stock and a portfolio of various mutual funds. Participants are 100% vested in their contributions, including earnings or losses thereon. company contributions, including earnings and losses thereon, vest over a three-year period. Because the amounts deferred under the plan are invested in the underlying mutual fund or, in the case of Common Stock, recorded as common stock issuable (an equity instrument) at the time of the investment, the potential future costs of the plan are not known at this time.

Generally, when a participant retires or becomes disabled, United will pay the participant their accrued benefits in a lump sum or in equal installments for five, ten, or fifteen years. Alternatively, a participant may elect to have a portion (or all) of their accrued benefits paid out at a specified time before retirement in a lump sum or in annual installments for two, three, four, or five years. The benefit payments are taxable to the participant.

Agreements with Executive Officers and Post-Employment Compensation

Messrs. Tallent, Schuette, Shearrow and Gilbert have each entered into Amended and Restated Change in Control Severance Agreements (the “Severance Agreements”) with United. The Severance Agreements remain in effect until the termination of such executive’s employment without entitlement to the benefits under the Severance Agreements, unless earlier terminated by mutual written agreements of the executive and United.

The Severance Agreements provide for payment of compensation and benefits to the executive in the event of a “Change in Control” of United if the executive’s employment is involuntarily terminated by United without “Cause” or if the executive terminates his employment for “Good Reason”. The executive is not entitled to compensation or payments pursuant to his Severance Agreement if he is terminated by United for Cause, dies, incurs a disability, or voluntarily terminates employment (other than for Good Reason). If a Change in Control occurs during the term of the applicable Agreement and the executive’s employment is terminated within six months prior to, or 18 months following, the date of the Change in Control, and if such termination is an involuntary termination by United without Cause (and does not arise as a result of death or disability) or a termination by the executive for Good Reason, the executive will be entitled to a lump sum payment equal to his base salary, non-equity incentive compensation award and certain other benefits, as determined by the applicable Severance Agreement, for a period of 36 months (12 months for Mr. Gilbert) from the date of his termination. The lump sum payment of medical benefits also includes a tax-gross up.

The Severance Agreements were entered into as of December 31, 2008 (with minor changes from the prior agreements) and are intended to ensure that the payment of any compensation or benefits under the Severance Agreement would comply with Internal Revenue Code of 1986, as amended, Section 409A (“Section 409A”).

As required by the acquisition agreement pursuant to which United acquired Gwinnett Commercial Group, United entered into an employment agreement with Mr. White consistent with an existing agreement he had with such company that provides for a rolling three-year term unless either party gives the other party notice that the term will not be extended. The employment agreement generally provides that, if Mr. White is terminated at any time by United without Cause, or Mr. White terminates his employment with United for Cause, Mr. White will receive his base salary for a period of 36 months and an amount equal to two times his annual bonus or non-equity incentive compensation award. Additionally, if, within six months following a Change of Control of United, either Mr. White terminates his employment or United terminates Mr. White other than for Cause, the agreement provides for a payment made over 24 monthly installments equal to three times the sum of his base salary then in effect, an amount equal to his average annual bonus or non-equity incentive compensation award of the three most recent years and his monthly automobile allowance multiplied by twelve. The employment agreement also includes covenants by Mr. White not to compete with United or solicit its customers or prospective customers or employees for 36 months after the termination of his employment under certain circumstances.

A “Change in Control” under the Severance Agreements and employment agreement generally means the acquisition by any person of beneficial ownership of 20 to 25% or more of the voting power of United’s outstanding stock, approval by shareholders of a merger or consolidation or a complete liquidation or dissolution of United or an agreement for the sale or other disposition of all or substantially all of the assets of United, or a majority change in the composition of the Board of Directors. “Cause” with respect to a termination by United under the Severance Agreements is generally defined as the involuntary termination of the executive by United as result of an uncured breach of the employment agreement by Mr. White, commission of certain crimes, act or acts which are in violation of policies of United or the failure by the executive to perform his duties. “Cause” with respect to termination by Mr. White is generally defined as an uncured breach of the employment agreement by United, a material adverse diminution in his powers, responsibilities, or duties, or the required relocation of the executive to a location more than 20 miles from his existing business location. “Good Reason” for termination by an executive under the Severance Agreements is generally defined as the occurrence during the six-month period prior to, or within the 18-month period following, the date of a Change in Control, of a substantial adverse change in the executive’s responsibilities, the required relocation of the executive to a location outside of the market area of United, a material reduction in the levels of coverage of the executive under United’s director and officer liability insurance policy or indemnification commitments, or a reduction in the executive’s compensation or benefits.

The Severance Agreements provide that the compensation and benefits provided for under the Severance Agreements shall be reduced or modified so as to ensure that United does not pay an Excess Severance Payment. If a reduction is necessary, the Severance Agreements would allow the executive to choose the manner in which the payments would be modified so long as the total payments are capped to avoid being treated as an Excess Severance Payment. None of the Severance Agreements provide for the payment of any taxes or a gross-up of payments to pay any taxes in the event any of the compensation or benefits were considered to be an Excess Severance Payment.

Each of United’s Named Executive Officers executed a waiver in connection with United’s participation in the CPP pursuant to which they have voluntarily waived any claim against Treasury or United for any changes to such officer’s compensation or benefits that are required to comply with the limitations contained in the EESA, the ARRA or any regulation thereunder. The limitations are described in “Compensation Discussion and Analysis – Regulatory Limits”, and, as described therein, all of the Named Executive Officers have executed a letter agreement waiving their right to any severance payment that violates the ARRA.

United has no other employment or severance agreements with any of its Named Executive Officers.

Director Compensation

Non-employee directors of United received an annual retainer of $20,000 and a separate meeting fee of $3,000 for each of the five regularly scheduled Board meetings attended during 2011. The members of the Audit Committee received a separate meeting fee of $500 per regularly scheduled meeting attended. The Chairmen of the Audit and Compensation Committees each received an additional annual retainer of $5,000. Executive officers who serve as directors do not receive compensation for service on the Board of Directors of United. Certain members of United’s Board of Directors and its executive officers also serve as members of one or more of United’s subsidiaries and community banks boards of directors for which they are compensated.

The annual retainer and meeting fees are payable in cash or may be deferred pursuant to United’s Deferred Compensation Plan. In 2011, no directors elected to defer a portion of their retainer and meeting fees.

In addition to the retainers and meeting fees listed above, United reimburses the non-employee Directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. Directors did not receive any restricted stock, stock option or other equity awards or any other personal benefits in 2011.

The following table presents a summary of non-employee director compensation for 2011.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
Robert L. Head, Jr.	$35,000	$(380)	$12,000	$46,620
W.C. Nelson, Jr.	42,500	(4,224)	12,000	50,276
Robert H. Blalock	37,500	—	10,500	48,000
L. Cathy Cox	42,500	—	—	42,500
Hoyt O. Holloway	35,000	—	—	35,000
Peter E. Raskind	26,250	—	—	26,250
John D. Stephens	35,000	—	3,000	38,000
Tim R. Wallis	35,000	—	6,000	41,000

(1)	Directors fees for serving on one or more of United’s subsidiary or community bank boards of directors.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of United at any time or engaged in any transaction that would be required to be disclosed under “Certain Relationships and Related Transactions”.

None of United’s executive officers serve as a director or member of the Compensation Committee of any other entity that has an executive officer serving as a member of United’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” included with this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that it be included herein.

In addition, the Compensation Committee met with United’s senior risk officers to review United’s incentive compensation plans for all employees. Based on such review and discussions, the Compensation Committee certifies that: (1) it has reviewed with senior risk officers the incentive compensation arrangements with senior executive officers and has made all reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of United; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to United; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of United to enhance the compensation of any employee.

L. Cathy Cox, Chairman
Robert H. Blalock
Robert Head
Hoyt Holloway
W.C. Nelson, Jr.
John Stephens
Tim R. Wallis

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of United’s voting securities. Unless otherwise indicated, the information presented is as of March 30, 2012 and is based on 41,688,647 shares of United’s Common Stock outstanding on such date. Beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 30, 2012, unless otherwise indicated, through the exercise of any stock option or other right, and any shares that are pledged as security pursuant to various financial obligations. The table sets forth such information with respect to:

●	each shareholder who is known by us to beneficially own 5% or more of our voting securities;

●	each director and nominee for director;

●	each Named Executive Officer; and

●	all executive officers and directors as a group.

Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of voting securities beneficially owned by such shareholder.

Name and Address	Number of Shares of Common Stock Owned Directly or Indirectly	Number of Shares Underlying Options Exercisable Within 60 Days	Number of Shares of Beneficially Owned Restricted Stock	Number of Shares Issuable Under the Deferred Compensation Plan	Number of Shares Underlying Warrants	Total Number of Shares Beneficially Owned	Percentage Beneficially Owned
Fletcher Asset Management, Inc.(1) 48 Wall Street, 5th Floor New York, NY 10005	—	—	—	—	4,576,096	4,576,096	9.90%

Corsair Capital LLC(2) 717 Fifth Avenue, 24th Floor New York, NY 10022.	4,109,630	—	—	—	—	4,109,630	9.87%

King Street Capital Management, L.P.(3) 65 East 55th Street, 30th Floor New York, NY 10022	4,109,630	—	—	—	—	4,109,630	9.87%

Siguler Guff Advisers(4) 825 Third Avenue, 10th Floor New York, NY 10022	3,915,933	—	—	—	—	3,915,933	9.40%

Wellington Management Company, LLP(5) 280 Congress Street Boston, MA 02210	3,865,702	—	—	—	—	3,865,702	9.28%

BlackRock, Inc.(6) 40 East 52nd Street New York, NY 10022	2,358,520	—	—	—	—	2,358,520	5.66%

Jimmy C. Tallent(7)	133,718	37,854	25,198	5,772	1,750	204,292	*

Robert L. Head, Jr.(8)	359,157	—	—	—	15,000	374,157	*

W.C. Nelson, Jr.(9)	422,751	—	—	—	10,000	432,751	1.04%

Robert H. Blalock(10)	27,646	—	—	—	2,500	30,146	*

Clifford V. Brokaw	—	—	—	—	—	—

L. Cathy Cox	2,932	—	—	—	—	2,932	*

Steven J. Goldstein	—	—	—	—	—	—

Hoyt O. Holloway(11)	29,741	—	—	—	1,000	30,741	*
Peter E. Raskind(12)	10,000	—	—	—	—	10,000	*

Thomas A. Richlovsky	1,000	—	—	—	—	1,000

John D. Stephens(13)	36,026	—	—	—	—	36,026	*

Tim R. Wallis(14)	48,194	—	—	—	2,000	50,194	*

Rex S. Schuette (15)	31,370	20,575	27,622	4,605	—	84,172	*

David P. Shearrow	9,445	7,273	27,622	4,331	—	48,671	*

Bill M. Gilbert(16)	5,259	8,367	13,551	580	—	27,757	*

Glenn S. White(17)	61,465	6,233	11,109	—	1,000	79,807	*

All directors and executive officers as a group (19 persons)	1,189,457	102,181	146,127	16,094	33,250	1,487,109	3.54%

*	Represents less than 1% of the deemed outstanding shares of Common Stock.

(1)
Based in part on information contained in Schedule 13G filed by Fletcher Asset Management, Inc. (“FAM”), Fletcher International, Inc., Fletcher International, Ltd. and Alphonse Fletcher, Jr. with the Securities and Exchange Commission on February 14, 2012 indicating FAM’s sole voting power and sole dispositive power relative to 4,576,096 shares of the company’s voting securities issuable within 60 days of December 31, 2011, which, when combined with currently outstanding shares of 41,647,100 at December 31, 2011, would have comprised 9.90% of the company’s combined total shares of Common Stock outstanding as of December 31, 2011.

(2)
Based on information contained in Schedule 13D/A filed by Corsair Capital LLC, Corsair Georgia, L.P. (“Corsair Georgia”), Corsair IV Management GP, Ltd. (“Corsair IV”), Corsair IV Financial Services Capital Partners, L.P., Corsair IV Management, L.P., Corsair Capital LLC and Nicholas B. Paumgarten with the Securities and Exchange Commission on June 24, 2011 indicating shared dispositive power relative to 4,109,630 shares of the Common Stock, and shared voting power among Corsair Georgia, Corsair IV and Mr. Paumgarten relative to such 4,109,630 shares of the Common Stock, as of June 16, 2011, which would have comprised 9.87% of the company’s 41,647,100 shares of Common Stock outstanding as of December 31, 2011.

(3)
Based on information contained in Schedule 13G filed by King Street Capital, Ltd., King Street Capital Master Fund, Ltd., King Street Capital Management, L.P., King Street Capital Management GP, L.L.C., O. Francis Biondi, Jr. and Brian J. Higgins with the Securities and Exchange Commission on January 27, 2012 indicating shared voting power and shared dispositive power relative to 4,109,630 shares of the Common Stock as of December 31, 2011, which would have comprised 9.87% of the company’s 41,647,100 shares of Common Stock outstanding as of December 31, 2011.

(4)
Based on information contained in Schedule 13G filed by Maycomb Holdings III, LLC, Maycomb Holdings II, LLC, Maycomb Holdings IV, LLC, Siguler Guff Hearst Opportunities Fund, LP and Maycomb RE, LLC (each, a “Reporting Person”) with the Securities and Exchange Commission on June 28, 2011 indicating that each Reporting Person exercises sole voting power and sole dispositive power relative to their respective pro rata proportions of 3,915,933 shares of the Common Stock as of June 20, 2011, which would have comprised 9.40% of the company’s 41,647,100 shares of Common Stock outstanding as of December 31, 2011.

(5)
Based on information contained in Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on January 20, 2012 indicating shared voting power and shared dispositive power relative to 3,865,702 shares of the Common Stock as of December 31, 2011, which would have comprised 9.28% of the company’s 41,647,100 shares of Common Stock outstanding as of December 31, 2011.

(6)
Based on information contained in Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 20, 2012 indicating sole voting power and sole dispositive power relative to 2,358,520 shares of the Common Stock as of December 31, 2011, which would have comprised 5.66% of the company’s 41,647,100 shares of Common Stock outstanding as of December 31, 2011.

(7)	Includes 77 shares owned by Mr. Tallent’s wife for which he claims beneficial ownership; and 61 shares owned by Mr. Tallent’s minor grandchildren for which he is custodian.

(8)	Includes 1,139 shares owned by Mr. Head’s wife; and 7,340 shares owned by Mr. Head’s grandchildren for which he is custodian.

(9)
Includes 9,917 shares owned by Mr. Nelson’s minor grandchildren for which he is custodian; 280 shares owned by Conag Rentals, Inc., a company owned by Mr. Nelson; 243 shares owned by King Ford, a company in which Mr. Nelson is 50% owner, and 10,613 shares owned by Mr. Nelson’s wife.

(10)
Includes 24 shares owned by Mr. Blalock’s child for which he is custodian; 20,121 shares owned by Blalock Insurance Agency, Inc., a company owned by Mr. Blalock; and 1,992 shares owned by Mr. Blalock’s wife.

(11)
Includes 11,735 shares owned by Holloway Motors, Inc., a company wholly owned by Mr. Holloway; 1,145 shares owned by Mr. Holloway’s wife; and fully exercisable warrants to purchase 1,000 shares in the name of Holloway Revocable Trust, a trust over which Mr. Holloway is Trustee.

(12)	Includes 10,000 shares owned by Peter E. Raskind Revocable Trust, a trust owned by Mr. Raskind. Mr. Raskind resigned from the Board effective January 19, 2012.

(13)	Includes 2,342 shares owned by John D. Stephens & Sons LP, a company owned by Mr. Stephens.

(14)	Includes 48,194 shares owned by Wallis Investment Co., LLC, a company owned by Mr. Wallis.

(15)	Includes 1,800 shares owned by Mr. Schuette’s wife.

(16)	Includes 177 shares owned by Mr. Gilbert’s wife.

(17)	Includes 2,714 shares owned by a trust for which Mr. White claims beneficial ownership; and 7,192 shares owned by Mr. White’s wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires United’s directors and senior executives, and persons who own more than 10% of United’s Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Common Stock. Based solely on copies of such reports furnished to United and representations that no other reports were required, United believes that all applicable Section 16(a) reports were filed by its directors, officers and 10% shareholders during the fiscal year ended December 31, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board following its annual review and assessment of its charter on July 17, 2003. United’s management is responsible for its internal accounting controls and the financial reporting process. United’s independent registered public accountants, Porter Keadle Moore, LLC (“PKM”), are responsible for performing an audit of United’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board and for expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent”, as defined by the federal securities laws and the Nasdaq Listing Requirements.

In keeping with that responsibility, the Audit Committee has reviewed and discussed United’s audited consolidated financial statements with management and PKM. In addition, the Audit Committee has discussed with PKM the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee”, as currently in effect. In addition, the Audit Committee has received the written disclosures and letter from PKM required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with PKM their independence. The Audit Committee has also considered whether the provision of non-audit services by PKM is compatible with maintaining their independence.

The Audit Committee also discussed with management, United’s internal auditors and PKM the quality and adequacy of United’s internal controls over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. It reviewed management’s assessment of such internal controls and PKM’s attestation thereof. The Audit Committee reviewed both with PKM and internal auditors their audit plans, audit scope and identification of audit risks.

None of the members of the Audit Committee are professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and PKM. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of United’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that United’s auditors are in fact “independent”.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of United be included in the Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

W. C. Nelson, Jr., Chairman
Robert H. Blalock
L. Cathy Cox

PROPOSAL 2:  APPROVAL OF AMENDMENTS TO
THE AMENDED AND RESTATED
2000 KEY EMPLOYEE STOCK OPTION PLAN

Introduction

On June 30, 2011 and March 20, 2012, the Board adopted Amendments (the “Amendments”) to United’s 2000 Key Employee Stock Option Plan, as it was amended and restated effective as of March 15, 2007 (the “Equity Plan”), subject to shareholder approval of certain provisions of the Amendments solicited by this proxy statement. The Amendments are set forth in Appendix A hereto.

Shareholder approval is requested with respect to: (i) approving the increase in the number of shares under the Equity Plan by 1,550,000 aggregate shares to a total of 2,050,000 shares, (ii) approving directors of United as eligible to participate in the Equity Plan, (iii) re-approving the number of shares that may be granted pursuant to awards to any participant in one calendar year, and (iv) re-approving the performance measures that may be used in connection with the grant of a performance award under the Equity Plan. Shareholder approval of the Amendments is required by the Nasdaq Marketplace Rules and to provide the incentive stock option recipients with the favorable tax treatment afforded options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Shareholder approval of the Amendments is also sought to comply with and to continue to qualify the Equity Plan under Section 162(m) of the Code.  The other sections of the Equity Plan being amended are Sections 2.1(jj), 6.6, 12.3 and 13.1 and Article 11.  The amendments to these sections are not subject to shareholder approval.  The Equity Plan was previously approved by the shareholders of United and the Equity Plan will continue without the amendments related to increasing the number of Shares, making directors eligible to participate, re-approving the individual participant limits or re-approving the performance measures if shareholder approval of the amended Equity Plan is not received.

The objectives of the Equity Plan are:  (1) to attract, motivate and retain employees and directors of United (hereinafter “participants”) by providing compensation opportunities that are competitive with other companies; (2) to provide incentives to participants who contribute significantly to the long-term performance and growth of United and its affiliates; and (3) to align the long-term financial interests of participants in the Equity Plan with those of shareholders.

The Equity Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Nature of the Amendments

The Amendments to the Equity Plan modify the existing Equity Plan to: (1) increase the number of shares under the Equity Plan by 1,550,000 aggregate shares to a total of 2,050,000 shares; (2) make directors of United eligible to participate in the Equity Plan; (3) provide that the number of shares that may be granted from available shares as certain full-value awards will be 1,000,000 shares, provided that such full value grants made in excess of 1,000,000 shares will be counted as 1.5 shares against the maximum number of shares authorized; (4) clarify that shares received pursuant to or represented by an award which are then used to pay the exercise price or withholding taxes are not available for reissuance under the Equity Plan; and (5) provide that, with respect to any one participant in one calendar year, the maximum number of shares subject to options and SARs that may be granted is 100,000 shares and for restricted stock, restricted stock units and performance shares is 100,000 shares.

As of December 31, 2011, there were no shares available for grant under the Plan and the sum of United’s outstanding stock options, restricted stock and restricted stock units totaled 998,291.  This total divided by the 57.7 million outstanding shares of voting and non-voting common stock as of such date resulted in an “overhang” for United of 1.7%.  Increasing the number of shares available for grant under the Plan pursuant to the Amendments to 1,303,754 shares would cause United’s “overhang” to equal 4.0% compared with an average of 7.7% for a peer group of bank holding companies (with median total assets of $8.3 billion) selected by an outside consultant.

If the amended Equity Plan is adopted, all of the shares available may be granted as incentive stock options.  However, during 2006 United elected to issue only non-qualified stock options to realize the benefits associated with the tax deductibility of the value realized by the optionee upon the exercise of the stock options.

The outstanding awards under the existing Equity Plan will continue to remain outstanding in accordance with their terms.

Description of the Equity Plan, as Amended

The following is a description of the principal provisions of the Equity Plan, as amended by the Amendments.  This summary is qualified in its entirety by reference to the full text of the Amendments attached as Appendix A to this proxy statement.

General

The Equity Plan is administered by the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer the Equity Plan.  If any member of the Compensation Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, a subcommittee of the Compensation Committee shall be appointed to grant awards to Named Executive Officers and to other officers who are subject to Section 16 of the Securities Exchange Act of 1934, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above.  References to the Committee in this Proposal 2 shall include and, as appropriate, apply to any such subcommittee.  Subject to the requirement that shareholder approval be obtained for certain types of amendments, the Equity Plan may be amended by the Compensation Committee, in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the Equity Plan, unless the participants affected by such amendment provide their written consent.

Under the Equity Plan, participants may be granted stock options (incentive and nonqualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, and stock awards.  The maximum number of incentive stock options that may be issued under this Plan is the same as the number of authorized shares.  The number of shares that may be granted from available shares in the form of restricted stock, restricted stock units or performance shares (“Full Value Grants”) is 1,000,000 shares, provided that Full Value Grants made in excess of 1,000,000 shares will be counted against the maximum number of shares such that the maximum is reduced 1.5 shares for each share subject to the Full Value Grants.  Except to the extent the Compensation Committee determines that an award is not required to comply or shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, the maximum number of shares subject to options and SARs that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be 100,000 shares, and the maximum number of shares of restricted stock, restricted stock units and performance shares that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be 100,000 shares.

In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property, any reorganization or any partial or complete liquidation of United, such adjustment shall be made in the number and class of shares which may be delivered under the Equity Plan, and in the number and class of and/or price of shares subject to outstanding awards granted under the Equity Plan, as may be determined to be appropriate and equitable by the Compensation Committee, in its sole discretion, to prevent dilution or enlargement of rights.

The shares to be delivered under the Equity Plan will be made available from authorized but unissued shares of common stock, from treasury shares, from shares purchased in the open market or otherwise.  Shares awarded or subject to purchase under the Equity Plan and that are not delivered or purchased, or are reacquired by United as a result of forfeiture or termination, expiration, or cancellation of an award, will again be available for issuance under the Equity Plan.  However, shares that are used to pay the exercise price of an option (including through a net exercise or attestation) or shares that are surrendered for payment of tax withholding obligations shall be counted as issued under the Equity Plan and shall reduce the number of shares available for issuance.

The Compensation Committee (or in the case of awards to directors, the Board) will determine the individuals to whom awards will be granted, the number of shares subject to an award and the other terms and conditions of an award (references hereafter to the Compensation Committee shall, where appropriate, in the case of awards to directors, include the Board).  To the extent provided by law, the Compensation Committee may delegate to one or more persons the authority to grant awards to individuals who are not Named Executive Officers.  As applicable, when used in this description of the Equity Plan, the term “Compensation Committee” also refers to any such individual to whom the Compensation Committee has delegated some of its authority to grant awards.  The Compensation Committee may also provide in option or other agreements relating to awards under the Equity Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements.

Stock Options

The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Compensation Committee and set forth in an option or other agreement, provided that no option will be exercisable more than 10 years after the date of grant.

Options granted under the Equity Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee shall in each instance approve, including conditions related to the employment of, or provision of services by, a participant.  The option price upon exercise shall be paid to United in full: (a) in cash; (b) by cash equivalent approved by the Compensation Committee; (c) by tendering previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price, (d) by delivery of a notice of a net exercise, or (e) by any combination of the foregoing.  The Compensation Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Compensation Committee determines to be consistent with the amended Equity Plan’s purpose and applicable law.

SARs

SARs granted under the Amended Equity Plan entitle the participant to receive an amount payable in shares or cash, or both, as determined by the Compensation Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified exercise price, which will not be less than the fair market value of a share on the grant date of the SAR.  The exercise period of a SAR may not exceed 10 years.  SARs may be granted in tandem with a related stock option or independently.  The Compensation Committee shall determine and set forth in an agreement relating to the award or other agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of shares that vests over time and is subject to forfeiture in certain circumstances.  Restricted stock awards may be made either alone, in addition to, or in tandem with other types of awards permitted under the Equity Plan and may be current grants of restricted stock or deferred grants.  The terms of restricted stock awards, including the restriction period, performance targets applicable to the award, and the extent to which the participant will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Compensation Committee and be set forth in an agreement relating to such award.  The restriction period for restricted stock and restricted stock units that are not subject to performance conditions will not be less than three years (but graded vesting may be provided) and for performance-based awards the restriction period will not be less than one year.  Unless otherwise set forth in an agreement relating to a restricted stock award, the participant receiving restricted stock shall have all of the rights of a shareholder of United, including the right to vote the shares and the right to receive dividends, provided that the Compensation Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to United to be held for the account of the grantee.

A restricted stock unit is an unsecured promise to transfer a share or equivalent cash at a specified future date, such as a fixed number of years, retirement, or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable).  Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Compensation Committee determines.  A participant to whom restricted stock units are awarded has no rights as a shareholder with respect to the shares represented by the restricted stock units, unless and until shares are actually delivered to the participant in settlement of the award.  However, restricted stock units may have dividend-equivalent rights, if provided for by the Compensation Committee.

Performance Shares

Performance shares are awards granted in terms of a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Compensation Committee.  Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Compensation Committee.  To the extent provided in an agreement relating to performance shares, a participant may be entitled to receive any dividends declared with respect to shares that have been earned but that have not yet been distributed to the participant and shall be entitled to exercise full voting rights with respect to such shares.

Performance Measures

If awards granted or issued under the Equity Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Compensation Committee from among the following (which may relate to United or a business unit, division or subsidiary):  net operating income or growth in such net operating income; operating earnings per share or growth in such operating earnings per share; annual growth in consolidated total revenue, loans and deposits; changes or increases in market share; earnings before taxes or the growth in such earnings; stock price or the growth in such price; return on equity, tangible equity, and assets or the growth on such returns; total shareholders’ return or the growth in such return; contribution to geographic expansion; level of expenses or the reduction of expenses, overhead ratios or changes in such ratios, efficiency ratios or changes in such ratios; loan quality or the changes in the level of loan quality or changes in the ratios of net charge-offs to loans or non-performing assets to assets; customer satisfaction scores or changes in scores; and/or, economic value added or changes in such value added.  The Compensation Committee can establish other performance measures for awards granted to participants that are not Named Executive Officers, or for awards granted to Named Executive Officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.  In measuring performance, the Compensation Committee may adjust United’s financial results to exclude the effect of unusual charges or income items that distort year-to-year comparisons of results and other events, including acquisitions or dispositions of businesses or assets, de novo expansions, recapitalizations, reorganizations or reductions-in-force.  With respect to Named Executive Officers, the Compensation Committee shall consider the provisions of Section 162(m) in making adjustments for awards intended to comply with Section 162(m).  The Compensation Committee may also make adjustments to eliminate the effect of changes in tax or accounting rules and regulations.

Repricing Prohibited

The Equity Plan prohibits United from reducing the exercise price of outstanding options or SARs without first receiving shareholder approval.

Deferral Rights

The Compensation Committee may permit a participant to defer to another plan or program such participant’s receipt of shares or cash that would otherwise be due to such participant by virtue of the exercise of an option or SAR, the vesting of restricted stock or RSUs, or the earning of a performance share award.  If any such deferral election is required or permitted, the Compensation Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Duration of Plan

The Equity Plan, as amended, shall be effective on March 20, 2012 if approved by shareholders and will remain in effect until March 20, 2022.

Federal Income Tax Consequences

The following is a brief summary of the current United States federal income tax consequences of awards made under the Equity Plan.  This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and United.  Further, the provisions of the Code and the regulations and rulings thereunder relating to these matters may change.

Stock Options

A participant will not recognize any income upon the grant of a stock option.  A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over the exercise price, and United will be entitled to a corresponding deduction.  A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option, provided that the incentive stock option is exercised either while the participant is an employee or director of United or within three months (one year if the participant is disabled within the meaning of Section 22(e)(3) of the Code) following the participant’s termination of employment or service as a director, as applicable.  If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as a long-term capital gain or loss, and United will not be entitled to any deduction.  If, however, such shares are disposed of within the above-described period, then in the year of such disposition, the participant will recognize income taxable as ordinary income equal to the excess of (i) the fair market value of such shares on the date of exercise or, if less, the amount realized upon such disposition, over (ii) the exercise price.  In such case, United will be entitled to a corresponding deduction.

SARs

A participant will not recognize any income upon the grant of a SAR.  A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of any cash paid to the participant upon such exercise, and United will be entitled to a corresponding deduction.

Restricted Stock

A participant will not recognize taxable income at the time of the grant of a restricted stock award and United will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted.  If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares.  The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by United as compensation expense.  In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and United will be entitled to a corresponding deduction.

                Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and United will not be entitled to a tax deduction at such time.  When the participant receives shares pursuant to vesting or a distribution election for the restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply to the participant, and United will have a tax deduction.

Performance Shares

A participant will not recognize taxable income upon the grant of a performance share award, and United will not be entitled to a tax deduction at such time.  Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid to the participant, and United will be entitled to a corresponding deduction.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1,000,000 per year paid by a publicly-traded corporation to a named executive officer (other than the chief financial officer).  Compensation realized with respect to stock options and SARs awarded under the Equity Plan, including upon exercise of a nonqualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the Equity Plan (as hereby amended) be approved by United’s shareholders at the Annual Meeting.  In addition, other types of awards under the Equity Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m) of the Code.  To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current shareholders, and approval of the Equity Plan will also constitute approval of those measures.

Compliance with Section 409A of the Code.

Section 409A of the Code establishes certain requirements with respect to compensation provided to employees and directors that is considered to be “deferred compensation” as defined in Section 409A.  If any awards granted under the Equity Plan are subject to Section 409A, United intends that such awards will comply with Section 409A.  In general, the Equity Plan will at all times be interpreted and operated in compliance with Section 409A, including the applicable exceptions to Section 409A.

2012 Plan Awards

If the amendments to the Equity Plan are approved, the Compensation Committee and the Board currently plan to grant approximately 350,000 non-qualified stock options, restricted stock awards and restricted stock unit awards to senior executives, other employees and non-employee directors in lieu of cash for directors fees during 2012.

Information regarding 2011 awards made under the Equity Plan to our Named Executive Officers is provided in “Stock Option and Restricted Stock Grants”.  In 2011, 97,272 awards were granted to the Named Executive Officers as a group and 322,779 awards were granted to all employees other than senior executives as a group.  No awards were granted to directors in 2011.  Please see “Compensation Discussion and Analysis” for our discussion of United’s executive compensation policies and practices.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present is required to approve the Amendments.  Accordingly, any abstention or broker non-vote will count as a vote against the proposal.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3 – APPROVAL OF ADVISORY RESOLUTION
SUPPORTING THE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

General

The ARRA requires United to permit a non-binding advisory vote on the compensation of its Named Executive Officers, as described and presented in the “Executive Compensation” section, including the “Compensation Discussion and Analysis” and the accompanying narrative disclosure, during the period in which any obligation arising from United’s participation in the CPP remains outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives United’s shareholders the opportunity to endorse or not endorse our executive compensation program and policies through an advisory vote on the following resolution:

“Resolved, that the shareholders approve the compensation of the Named Executive Officers, as described in the “Executive Compensation” section of the 2012 Proxy Statement, including the “Compensation Discussion and Analysis” and the accompanying narrative and tabular disclosures”.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present is required to approve the advisory “say on pay” resolution supporting the compensation plan for the executive officers. Accordingly, any abstention or broker non-vote will count as a vote against the proposal. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANT

General

The Audit Committee of the Board of Directors has appointed Porter Keadle Moore, LLC, or “PKM”, to serve as United’s independent registered public accountant during the year ended December 31, 2012. The Board of Directors will present at the Annual Meeting a proposal that such appointment be ratified.

Vote Required

Each proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the proxy will be voted for the proposal to ratify the appointment of PKM to act as the United’s independent registered public accountant for 2011. Pursuant to the Georgia Business Corporation Code, the proposal to ratify the appointment of PKM is approved if a majority of the votes cast by the holders of the shares entitled to vote at a meeting at which a quorum is present are voted for the proposal.

Neither United’s Articles nor Bylaws require that the shareholders ratify the appointment of PKM as its independent auditors. United is doing so because it believes it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee of the Board of Directors will reconsider its determination to retain PKM, but may elect to continue the engagement. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that the change would be in the best interests of United and its shareholders.

Recommendation

The Board of Directors unanimously recommends a vote “FOR” the ratification of PKM.

OTHER MATTERS

Independent Registered Public Accountants

PKM was the principal independent registered public accountant for United during the year ended December 31, 2011. Representatives of PKM are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. United anticipates that PKM will be United’s accountants for the 2012 fiscal year.

During 2011 and 2010, United was billed the following amounts for services rendered by PKM:

Audit Fees. In connection with the audit of United’s annual consolidated financial statements, including the audit of management’s assessment of internal controls over financial reporting, and review of its Form 10-K and the review of United’s interim consolidated financial statements included within Forms 10-Q, United was billed approximately $664,000 in 2011 and $596,000 in 2010 by PKM. These figures include agreed upon fees for certain services that were unbilled at each respective year end in connection with the 2010 and 2009 annual audits. In addition, United paid fees of $19,000 and $50,000, respectively, in 2011 and 2010 for services related to various registration statements.

Audit-Related Fees. United was billed approximately $45,000 in 2011 and $25,000 in 2010 by PKM for the audit of the 401(k) Plan.

Tax Fees. There were no tax services provided in 2011 or 2010.

All Other Fees. There were no other services performed by PKM that were not related to the audit of United’s financial statements during 2011 and 2010.

The Audit Committee pre-approves all audit and non-audit services performed by PKM. The Audit Committee specifically approves the annual audit services engagement and has generally approved the provision of certain audit-related services and tax services by PKM. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by United. United may reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of Common Stock.

Shareholder Proposals & Recommendations for Director Nominees

No proposals or recommendations for director nominations by non-management have been presented for consideration at the Annual Meeting.

United expects that its 2013 Annual Meeting will be held in May 2013. Any proposals or director recommendations by non-management shareholders intended for presentation at the 2013 Annual Meeting must be received by United at its principal executive offices, attention of the Secretary, no later than December 21, 2012 be considered for inclusion in the proxy statement for that meeting. United must be notified no later than March 1, 2013 of any other shareholder matter intended to be presented for action at the meeting.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede this information. You should rely on the later information over different information included in this Proxy Statement. We incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012; and

●	our Current Report on Form 8-K filed with the SEC on March 21, 2012.

We incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of this Proxy Statement and prior to the date of the Annual Meeting, except to the extent that any information contained in such filings is deemed “furnished” rather than “filed” in accordance with SEC rules.

Documents incorporated by reference are available from United without charge. You may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from Lois Rich, Investor Relations, United Community Banks, Inc., at 125 Highway 515 East, Blairsville, Georgia 30512, telephone number (706) 781-2265. United maintains a website at www.ucbi.com where the incorporated documents listed above can be accessed. Neither our website nor the information on our website is included or incorporated in, or is a part of, this Proxy Statement.

General

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jimmy C. Tallent
Jimmy C. Tallent President and Chief Executive Officer

APPENDIX A

Equity Plan Amendments

AMENDMENT
TO
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As of March 15, 2007)

THIS AMENDMENT made as of this 20th day of March, 2012, by UNITED COMMUNITY BANKS, INC. (the “Company”);

WITNESSETH:

WHEREAS, the Company has previously established the United Community Banks, Inc. 2000 Key Employee Stock Option Plan, which plan was amended and restated effective as of March 15, 2007 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of Shares available for issuance under the Plan;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 4.1(a) is amended by deleting the present section in its entirety and substituting the following in lieu there of:

“4.1  Number of Shares.

(a)  Subject to adjustment as provided in Section 4.3, the total number of Shares which are available for issuance under the Plan shall be increased by 612,000 Shares to a total of 900,000 Shares.  The number of Shares set forth in the preceding sentence and the other provisions of this Section 4.1 reflect the Company’s 1-for-5 reverse stock split that became effective on June 20, 2011.  Awards outstanding prior to June 20, 2011 have also been adjusted as provided in Section 4.3 to reflect the 1-for-5 reverse stock split.  Other than Awards of Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Grants”) will be 1,000,000 Shares, provided that Full Value Grants in excess of 1,000,000 Shares may be made and, in such event, will be counted against the Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants.  The maximum number of Shares available for grant as ISOs under the Plan shall be exactly the same as the total maximum number of Shares that may be issued pursuant to this Section 4.1.  The Shares to be issued pursuant to the Plan may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

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2.

The amendment to Section 4.1(a) of the Plan set forth in this Amendment is subject to approval of such amendment by the shareholders of the Company at a meeting duly called for such purpose and upon such approval, the amendment to Section 4.1(a) shall become effective.  The other provisions of this Amendment shall become effective upon their adoption by the Board of Directors of the Company.  Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

Name:	Rex S. Schuette

Title:	EVP & Chief Financial Officer

2

AMENDMENT
TO
UNITED COMMUNITY BANKS, INC.
2000 KEY EMPLOYEE STOCK OPTION PLAN
(As Amended And Restated Effective As of March 15, 2007)

THIS AMENDMENT made as of this 20th day of March, 2012, by UNITED COMMUNITY BANKS, INC. (the “Company”);

WITNESSETH:

WHEREAS, the Company has previously established the United Community Banks, Inc. 2000 Key Employee Stock Option Plan, which plan was amended and restated effective as of March 15, 2007 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to increase the aggregate number of Shares available for issuance under the Plan, to provide that Directors of the Company are eligible to participate in the Plan and to make certain changes to the Plan;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.
Section 1.2 is amended by deleting the first sentence of the present section and substituting the following in lieu thereof:

“The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in stock ownership in the Company by Directors of the Company and by key employees of the Company and its subsidiaries who are responsible for its future growth and continued success.”

2.

Section (x) of Article 2 is amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“(x) “Participant” means a Director or an Employee who has been determined by the Committee to contribute significantly to the profits or growth of the Company and who has been granted an Award under the Plan which is outstanding.”

3.

Article 2 is amended by the addition of a new section (jj), reading as follows:

“(jj)   “Net-Exercise” means a procedure by which the Participant will be issued a number of whole Shares upon the exercise of an Option determined in accordance with the following formula:

N = X(A-B)/A, where

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“N” = the number of Shares to be issued to the Participant upon exercise of the Option;

“X” = the total number of Shares with respect to which the Participant has elected to exercise the Option;

“A” = the Fair Market Value of one (1) Share determined on the exercise date; and

“B” = the exercise price per Share (as defined in the Participant’s Award Agreement).”

4.

Section 3.2 is amended by deleting the first phrase of the present section and substituting the following in lieu thereof:

“Subject to the provisions of the Plan, the Committee (or the Board in the case of Directors) shall have the full power to select the Directors and the Employees who are responsible for the future growth and success of the Company who shall participate in the Plan (who may change from year to year);”

5.

Section 4.1 is amended by deleting the present section in its entirety and substituting the following in lieu there of:

“4.1  Number of Shares.

(a)  Subject to adjustment as provided in Section 4.3, the total number of Shares which are available for issuance under the Plan shall be increased by 938,000 Shares to a total of 2,050,000 Shares.  The number of Shares set forth in the preceding sentence and the other provisions of this Section 4.1 reflect the Company’s 1-for-5 reverse stock split that became effective on June 20, 2011.  Awards outstanding prior to June 20, 2011 have also been adjusted as provided in Section 4.3 to reflect the 1-for-5 reverse stock split.  Other than Awards of Options or SARs or Awards that must be settled in cash, the number of Shares reserved under the Plan that may be granted in the form of other Awards (“Full Value Grants”) will be 1,000,000 Shares, provided that Full Value Grants in excess of 1,000,000 Shares may be made and, in such event, will be counted against the Plan maximum so that the maximum is reduced by one and one-half (1.5) Shares for each Share subject to the Full Value Grants.  The maximum number of Shares available for grant as ISOs under the Plan shall be exactly the same as the total maximum number of Shares that may be issued pursuant to this Section 4.1.  The Shares to be issued pursuant to the Plan may, in the discretion of the Company, be either authorized but unissued Shares or Shares held as treasury shares, including Shares purchased by the Company, whether on the market or otherwise.

(b)  The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

(i)  If, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Rights, Restricted Stock Units, Performance Shares (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan (with Returned Shares relating to Full Value Grants above the 1,000,000 Share limit counting as 1.5 Shares).

2

(ii)  Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award (until the 1,000,000 Share limit for Full Value Grants has been exceeded).  Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance.  Each Stock Appreciation Right to be settled in Shares shall be counted as one Share subject to an Award, regardless of the number of Shares that are actually issued upon exercise and settlement of the Stock Appreciation Right.  Stock Appreciation Rights that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance.  In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance.

(iii)  Each Restricted Stock Unit that may be settled in Shares shall be counted as one Share subject to an award (until the 1,000,000 Share limit for Full Value Grants has been exceeded).  Restricted Stock Units that may only be settled in cash and may not be settled in Shares shall not result in a charge against the aggregate number of Shares available for issuance under the Plan.

(iv)  In applying the provisions of this Section 4.1, Shares that are used to exercise an Award (including through a Net Exercise or attestation) or Shares withheld or surrendered for payment of tax withholding obligations shall be counted as issued and reduce the number of Shares available for issuance under the Plan.”

6.

Section 4.2 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“4.2  Individual Limits.  Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with Section 162(m) of the Code, for purposes of Awards to an individual who is a Named Executive Officer, the following rules shall apply to Awards under the Plan:

(a)  Options and SARs.  The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.

3

(b)  Restricted Stock, Restricted Stock Units and Performance Shares.  The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units and Performance Shares that may be granted pursuant to Awards in any one calendar year to any one Participant shall be 100,000 Shares.”

7.

Article 5 is amended by deleting the first sentence of the present Article and substituting the following in lieu thereof:

“Any Director or any key Employee of the Company or any Subsidiary, including any such Employee who is also a director of the Company or any Subsidiary, whose judgment, initiative and efforts contribute or may be expected to contribute materially to the successful performance of the Company or any Subsidiary shall be eligible to receive an Award under the Plan.”

8.

Section 6.6 is amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“6.6  Payment.  Options shall be exercised by the delivery of a notice of exercise to the Company through such electronic, written or other means as may be specified by the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full, either:  (a) in cash, (b) cash equivalent approved by the Committee, (c) if provided for by the Committee in the Agreement, by tendering previously acquired Shares (or delivering a certification of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for six months, if required for accounting purposes, and for the period required by law, if any, prior to their tender to satisfy the Option Price), (d) by delivery of a proper notice electing a Net Exercise, or (e) by any combination of the foregoing.  The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.  As soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant or credit to an account in the Participant’s name, Shares in an appropriate amount based upon the number of Shares purchased under the Option(s), and may place appropriate legends on any certificates delivered representing such Shares.”

9.

Section 13.1 is amended by adding the following paragraph at the end of the present section:

“Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation that is subject to the rules under Section 409A becomes payable under this Plan by reason of a Change in Control (as opposed to another event, such as a separation from service), such amount shall become payable only if the event constituting  a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.”

4

10.

Article 11 is amended by changing the heading of such Article to “DEFERRALS; SECTION 409A COMPLIANCE” and adding the following paragraph at the end of the present section:

“The Plan shall at all times be interpreted and operated in compliance with the requirements of Section 409A.  Any action that may be taken (and, to the extent possible, any action actually taken) by the Company or the Committee shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A or would result in a “plan failure” under Section 409A.  Any provision in the Plan that is determined to violate the requirements of Section 409A or that would result in a “plan failure” under Section 409A shall be void and without effect.  In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.  The Company and the Committee shall have the authority to delay the commencement of all or a part of the payments to a Participant under the Plan  if the Participant is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to a date that is six months after the date of Participant’s separation from service (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and the Committee will take into account any transitional rules and exemption rules available under Section 409A.”

11.

Article 12 is amended by the addition of a new Section 12.3 reading as follows:

“12.3  Retirement and Welfare Plans.  Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement, Profit Sharing or other deferred compensation plans (whether qualified or non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.”

12.

The amendments to the Plan set forth in sections 1, 2, 4, 5, 6 and 7 of this Amendment are subject to approval of such amendments by the shareholders of the Company at a meeting duly called for such purpose.  The other provisions of this Amendment shall become fully effective upon their adoption by the Board of Directors of the Company.  Except as hereby modified, the Plan shall remain in full force and effect.

5

IN WITNESS WHEREOF, the Company has executed this Amendment as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette

Name:	Rex S. Schuette

Title:	EVP & Chief Financial Officer

6

UNITED COMMUNITY BANKS, INC.
Annual Meeting of Shareholders May 16, 2012, 2:00 p.m., ET The Ridges Resort 3499 Highway 76 West Young Harris, Georgia 30582
You can vote in one of four ways:
1) By Mail, 2) By Internet, 3) By Phone,
4) In Person at the Meeting

See below for instructions.

TO VOTE BY MAIL, COMPLETE BOTH
SIDES OF THE PROXY CARD, SIGN, DATE,
DETACH AND RETURN IN THE ENCLOSED
ENVELOPE TO:

IST Shareholder Services
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

YOUR VOTE IS IMPORTANT

If you plan to personally attend the Annual Meeting of Shareholders please check the box below and list the names of attendees on the reverse side.

I/We do plan to attend the 2012 meeting. ☐

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.
Follow the link at www.ucbi.com/2012proxy, or visit our Internet voting site direct at www.ilstk.com, click on “Shareholder Services,” select the “Internet Voting” tab, enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is shown above.

Please note that all votes cast by Internet must be completed and submitted prior to Tuesday, May 15, 2012 at 11:59 p.m. Central Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3.	When asked for your Voter Control Number, enter the number printed above.

Please note that all votes cast by telephone must be completed and submitted prior to Tuesday, May 15, 2012 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

TO VOTE BY MAIL

To vote by mail, complete both sides of the proxy card, sign and date on the reverse side, detach and return the card in the envelope provided.

PROXY – UNITED COMMUNITY BANKS, INC.
UNITED COMMUNITY BANKS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

I hereby appoint Jimmy C. Tallent or Robert L. Head, Jr. my proxy to vote my common stock at the Annual Meeting of Shareholders of UNITED COMMUNITY BANKS, INC. to be held on May 16, 2012 at The Ridges Resort, 3499 Highway 76 West, Young Harris, Georgia 30582 and any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. This proxy is revocable at or at any time prior to the meeting.

	1.	To elect ten directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified.

	FOR	VOTE WITHHELD		FOR	VOTE WITHHELD
01 Jimmy C. Tallent	☐	☐	06 Steven J. Goldstein	☐	☐
02 Robert L. Head, Jr.	☐	☐	07 W.C. Nelson, Jr.	☐	☐
03 Robert H. Blalock	☐	☐	08 Thomas A. Richlovsky	☐	☐
04 Clifford V. Brokaw	☐	☐	09 John D. Stephens	☐	☐
05 L. Cathy Cox	☐	☐	10 Tim R. Wallis	☐	☐

PLEASE LIST NAMES OF
PERSON(S) ATTENDING	2.
To approve amendments to United’s Amended and Restated 2000 Key Employee Stock Option Plan to, among other things, increase the number of shares available for grant under the plan and make United directors eligible to participate in the plan.

☐ FOR ☐ AGAINST ☐ ABSTAIN

	3.	To approve an advisory “say on pay” resolution supporting the compensation plan for executive officers.
☐ FOR ☐ AGAINST ☐ ABSTAIN

	4.	To ratify the appointment of Porter Keadle Moore, LLC as independent registered public accountant for 2012.
☐ FOR ☐ AGAINST ☐ ABSTAIN

	5.	To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

The below signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the Annual Report to Shareholders.

The Board of Directors recommends that you vote "FOR" all nominees and the listed proposals.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the nominees and the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

SIGNATURE	DATE	SIGNATURE	DATE

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.